Execution Version

SCRIPPS ESCROW II, INC.,
As Escrow Issuer,

THE E.W. SCRIPPS COMPANY,

AND

U.S. BANK NATIONAL ASSOCIATION,
As Trustee

INDENTURE

Dated as of December 30, 2020

_______________________________________
$500,000,000

5.375% SENIOR NOTES DUE 2031
_______________________________________

TABLE OF CONTENTS
-i-

-ii-

-iii-

Appendix A    Provisions Relating to Initial Notes and Additional Notes
Exhibit A    Form of Initial Note
Exhibit B    [Reserved]
Exhibit C    Form of Supplemental Indenture to be Delivered by Subsequent Guarantors
Exhibit D    Form of Escrow Release Date Supplemental Indenture
-iv-

THIS INDENTURE, dated as of December 30, 2020, is among Scripps Escrow II, Inc. (the “Escrow Issuer”), as issuer of the 5.375% Senior Notes due 2031 (the “Notes”), The E.W. Scripps Company (“Scripps”) and U.S. Bank National Association, as trustee (the “Trustee”) and, after the Escrow Release Date, the Subsidiary Guarantors then party hereto. The Escrow Issuer, the Company (as such term is defined in Section 1.01 hereof) and the Trustee, agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of the Notes:
ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01Definitions.
“2025 Notes” means the Company’s 5.125% Senior Notes due 2025 in an aggregate outstanding principal amount as of the Issue Date of $400.0 million.
“2027 Notes” means the Company’s 5.875% Senior Notes due 2027 in an aggregate outstanding principal amount as of the Issue Date of $500.0 million.
“Acquired Debt” means, with respect to any specified Person, Indebtedness of any other Person (the “Acquired Person”) existing at the time the Acquired Person merges with or into, or becomes a Restricted Subsidiary of, such specified Person, including Indebtedness incurred in connection with, or in contemplation of, the Acquired Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person.
“Acquired Person” has the meaning provided in the definition of “Acquired Debt”.
“Acquisition Debt” means Indebtedness the proceeds of which are utilized solely to (x) acquire all or substantially all of the assets or a majority of the Voting Stock of an existing television or radio broadcasting business franchise or station or digital business or any related business used or useful in the Company’s business (whether existing as a separate entity, subsidiary, division, unit or otherwise) or (y) finance an LMA (including to repay or refinance Indebtedness or other obligations incurred in connection with such acquisition or LMA, as the case may be, and to pay related fees and expenses).
“Additional Assets” means (1) any property or other assets used or useful in a Similar Business, (2) the Capital Stock of a Person that becomes a Restricted Subsidiary of the Company as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary or (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company; provided, however, that any Restricted Subsidiary described in clause (2) or (3) above is engaged in a Similar Business.
“Additional Note Board Resolutions” means resolutions duly adopted by the Board of Directors of the Company and delivered to the Trustee in an Officers’ Certificate providing for the issuance of Additional Notes.
“Additional Note Supplemental Indenture” means a supplement to this Indenture duly executed and delivered by the Company, each Subsidiary Guarantor and the Trustee pursuant to Article IX providing for the issuance of Additional Notes.

“Additional Notes” means Notes (including any replacement Notes issued with respect to the Additional Notes) issued in one or more transactions after the Issue Date pursuant to Section 2.15, which have substantially identical terms as Notes issued on the Issue Date, except that such Additional Notes may have different CUSIP numbers, issuance dates and dates from which interest initially accrues, as specified in the relevant Additional Note Board Resolutions or Additional Note Supplemental Indenture entered into thereafter in accordance with this Indenture.
“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) of any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Agent” means any Registrar, Paying Agent, or co-registrar.
“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.
“Asset Sale” means (i) any sale, lease, conveyance or other disposition by the Company or any Restricted Subsidiary of the Company of any assets (including by way of a sale-and-leaseback, including any Spectrum Tender, or by operation or as a result of an LLC Division) other than in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company shall not be an “Asset Sale” but instead shall be governed by the provisions of this Indenture described under Section 5.01) or (ii) the issuance or sale of Capital Stock of any Restricted Subsidiary of the Company, in each case, whether in a single transaction or a series of related transactions, to any Person (other than to the Company or a Restricted Subsidiary); provided that the term “Asset Sale” shall not include any disposition or dispositions:
    (i)    in any transaction or series of related transactions of assets or property having a fair market value of less than $100.0 million in the aggregate;
    (ii)    between or among the Company and its Restricted Subsidiaries (including equity issuances);
    (iii)    in a transaction constituting a Change of Control;
    (iv)    of products, services or accounts receivable in the ordinary course of business;
    (v)    of damaged, worn-out or obsolete assets;
    (vi)    of cash or Cash Equivalents;
    (vii)    constituting Restricted Payments or Permitted Investments;
    (viii)    in connection with Permitted Liens;

    (ix)    of receivables in connection with the compromise, settlement or collection thereof;
    (x)    constituting the licensing or sub-licensing of intellectual property or other general intangibles and licenses, sub-licenses, leases or subleases of other property, in each case, in the ordinary course of business or consistent with past practices;
    (xi)    in any foreclosure, condemnation or any similar action with respect to any property or other assets;
    (xii)    in any sale or discount (with or without recourse, and on customary or commercially reasonable terms and for credit management purposes) of accounts receivable or notes receivable arising in the ordinary course of business or consistent with past practice, or the conversion or exchange of accounts receivable for notes receivable;
    (xiii)    of any Capital Stock, Indebtedness or other securities of any Unrestricted Subsidiary;
    (xiv)    of any Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;
    (xv)    of (A) property to the extent that such property is exchanged for credit against the purchase of similar replacement property that is promptly purchased, (B) property to the extent that the proceeds of such disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased) and (C) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;
    (xvi)    in any financing transaction with respect to property constructed, acquired, replaced, repaired or improved (including any reconstruction, refurbishment, renovation and/or development of real property) by the Company or any Restricted Subsidiary after the Issue Date, including sale and leaseback transactions and asset securitizations, permitted by this Indenture;
    (xvii)    of Investments in joint ventures or similar entities to the extent required by, or made pursuant to customary buy/sell arrangements between, the parties to such joint venture set forth in joint venture arrangements and similar binding arrangements;
    (xviii)    constituting any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;
    (xix)    in the unwinding of any Hedging Obligations pursuant to its terms;
    (xx)    constituting any surrender or waiver of any contractual rights and the settlement or waiver of any contractual or litigation claims, in each case in the ordinary course of business;

    (xxi)    of Securitization Assets or Receivables Assets, or participations therein, in connection with any Qualified Securitization Financing or Receivables Facility;
    (xxii)    in any Spectrum Tender to the extent it involves a transaction for minimal or no consideration or otherwise less than fair market value, undertaken primarily to dispose of spectrum to comply with FCC ownership requirements and/or to obtain FCC consent to a related transaction; provided that any such Spectrum Tender shall not constitute a material portion of the Company’s business and operations;
    (xxiii)    of equipment, spectrum usage rights, broadcast licenses or related assets, in each case in connection with any spectrum reallocation resulting from the FCC’s incentive auction of TV broadcast spectrum pursuant to 47 U.S.C. §1452(b)(4)(A);
    (xxiv)    in connection with the ION Station Divestiture; and
    (xxv)    to effect an LLC Division; provided that upon formation, the entity resulting from such LLC Division shall be a Restricted Subsidiary.
In the event that a transaction (or a portion thereof) meets the criteria of a permitted Asset Sale and would also be a permitted Restricted Payment or Permitted Investment, the Company, in its sole discretion, will be entitled to divide and classify such transaction (or a portion thereof) as an Asset Sale and/or one or more of the types of permitted Restricted Payments or Permitted Investments.
“Associate” means (i) any Person engaged in a Similar Business of which the Company or its Restricted Subsidiaries are the legal and beneficial owners of between 20% and 50% of all outstanding Voting Stock and (ii) any joint venture entered into by the Company or any Restricted Subsidiary of the Company.
“Bankruptcy Code” means Title 11, United States Bankruptcy Code of 1978, as amended.
“Bankruptcy Law” means the Bankruptcy Code or any similar United States federal, state or foreign law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors, or any amendment to, succession to or change in any such law.
“Board of Directors” means the Company’s board of directors or any authorized committee of such board of directors.
“Berkshire Agreement” means that certain Securities Purchase Agreement, by and between The E.W. Scripps Company and Berkshire Hathaway, Inc., dated September 23, 2020, as amended, modified and supplemented from time to time.
“Berkshire Preferred Stock” means 6,000 shares Preferred Shares, $0.01 par value per share, of The E.W. Scripps Company with terms described in the Berkshire Agreement.
“Berkshire Securities Issuance” means the issuance and sale by The E.W. Scripps Company of the Berkshire Preferred Stock and the Berkshire Warrant and the related transactions contemplated by the Berkshire Agreement.

“Berkshire Warrant” means a warrant to purchase 23,076,923 Class A Common Shares, $0.01 par value per share, of The E.W. Scripps Company as described in the Berkshire Preferred Agreement.
“Business Day” means any day which is not a Legal Holiday.
“Capital Expenditures” means, for any period, on a consolidated basis for the Company and its Restricted Subsidiaries, the aggregate of all expenditures made by the Company or its Restricted Subsidiaries during such period that, in conformity with GAAP, are required to be included in or reflected on the consolidated balance sheet as a capital asset of the Company and its Restricted Subsidiaries, including, without limitation, Capital Lease Obligations of the Company and its Restricted Subsidiaries.
“Capital Lease Obligations” of any Person means the obligations to pay rent or other amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which are required to be classified and accounted for as a capital lease on the balance sheet of such Person in accordance with GAAP. The amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.
“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, including any Preferred Stock.
“Cash Equivalents” means (i) marketable direct obligations issued or guaranteed by the United States of America, or any governmental entity or agency or political subdivision thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) maturing within one year of the date of purchase; (ii) commercial paper issued by corporations, each of which shall have a consolidated net worth of at least $500.0 million, maturing within 180 days from the date of the original issue thereof, and rated “P-1” or better by Moody’s Investors Service or “A-1” or better by Standard & Poor’s Corporation or an equivalent rating or better by any other nationally recognized securities rating agency; (iii) certificates of deposit issued or acceptances accepted by or guaranteed by any bank or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500.0 million, maturing within one year of the date of purchase; and (iv) any money market fund sponsored by a registered broker-dealer or mutual fund distributor (including the Trustee) that invests solely in the securities specified in the foregoing clauses (i), (ii) or (iii).
“Cash Management Services” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card (including non-card electronic payables), electronic funds transfer and other cash management arrangements.
“Change of Control” means the occurrence of any of the following events:
    (i)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power represented by the outstanding Voting Stock of the Company;

    (ii)    the Company merges with or into another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person merges with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (x) the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation and (y) immediately after such transaction no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power represented by the outstanding Voting Stock of the surviving or transferee corporation; or
    (iii)    the Company is liquidated or dissolved or adopts a plan of liquidation.
Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control solely as a result of any Parent Entity or the Company becoming a direct or indirect wholly-owned Subsidiary of a holding company if (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Company immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) other than the Permitted Holders is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.
“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.
“Clearstream” means Clearstream Banking, Societe Anonyme or any successor securities clearing agency.
“Comcast Retransmission Adjustment” means any adjustments to contractual retransmission revenues net of network affiliation fees, giving pro forma effect to all amendments to the Comcast retransmission agreement that were effective as of March 22, 2019 as if they had been effective as of January 1, 2017.
“Commission” means the Securities and Exchange Commission.
“Company” means Scripps, unless and until a successor replaces it in accordance with Article V and thereafter means such successor.
“Consolidated EBITDA” means, for the Company and its Restricted Subsidiaries on a consolidated basis for any period, an amount equal to the sum of:
    (i)    Consolidated Net Income for such period plus
    (ii)    to the extent deducted in determining Consolidated Net Income for such period and without duplication,
(A)    Consolidated Interest Expense,
(B)    Consolidated Income Tax Expense,

(C)    depreciation and amortization determined on a consolidated basis in accordance with GAAP,
(D)    all other noncash expenses and other non-cash charges recorded during such period (other than any non-cash charge that represents an accrual or reserve for potential cash charges in any future period or amortization of a prepaid cash charge that was paid in a prior period),
(E)    fees, out of pocket costs and expenses incurred in connection with (I) the Transactions and (II) Permitted Investments, dispositions, issuances of Indebtedness or Equity Interests and Capital Expenditures permitted hereunder (whether or not successfully consummated) and
(F)    (1) unusual or nonrecurring cash charges and (2) charges or losses incurred in connection with any corporate restructuring or integration plan, plus
    (iii)    the amount of “run rate” cost savings and synergies projected by the Company in good faith to be realized in connection with any Investment, acquisition, disposition, merger, consolidation, reorganization or restructuring to the extent permitted hereunder (which cost savings shall be added to Consolidated EBITDA until fully realized and calculated on a pro forma basis as though such cost savings and synergies had been realized on the first day of the relevant period), net of the amount of actual benefits realized or expected to be realized during such period from such actions; provided that (x) such cost savings and synergies are reasonably identifiable and quantifiable, reasonably anticipated to be realizable and factually supportable in the good faith judgment of a responsible financial or accounting officer of the Company and (y) such actions have been taken or with respect to which substantial steps have been taken (in each case, including from any steps or actions taken in whole or in part prior to the Escrow Release Date or the applicable consummation date of such transaction, initiative or event) or are committed to be taken within or are reasonably expected to be taken within 24 months after the end of the relevant period, plus
    (iv)    an amount equal to the Comcast Retransmission Adjustment; provided that such Comcast Retransmission Adjustment is reasonably identifiable and quantifiable, reasonably anticipated to be received and factually supportable in the good faith judgment of the Company; provided that the Comcast Retransmission Adjustment (a) for the each of the fiscal quarters ended March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017, shall be deemed to be $14,400,000 and (b) for each of the fiscal quarters ended March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018, shall be deemed to be $14,300,000; minus
    (v)    to the extent included in determining Consolidated Net Income for such period and without duplication, any non-cash gain attributable to the mark to market movement in the valuation of Hedging Obligations or other derivative instruments pursuant to FASB ASC 815.
“Consolidated Income Tax Expense” means, for the Company and its Restricted Subsidiaries determined on a consolidated basis, for any period, income tax expense or benefit determined in accordance with GAAP for such period.
“Consolidated Interest Expense” means, for the Company and its Restricted Subsidiaries, for any period determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (i) interest expense and loan fees, including capitalized and non-capitalized interest and the interest component of Capital Lease Obligations (whether or not actually paid during such period) and (ii) the net amount payable (minus the net amount receivable) under any Hedging Obligations during such period (whether or not actually paid or received during such period).
“Consolidated Net Income” means, for the Company and its Restricted Subsidiaries for any period, the net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP consistently applied, but excluding therefrom (to the extent otherwise included therein) (i) any extraordinary gains or losses, (ii) any gains or losses attributable to write-ups or write-downs of assets, (iii) any income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged into or consolidated with the Company or any Restricted Subsidiary of the Company on the date that such Person’s assets are acquired by the Company or any Restricted Subsidiary of the Company, (iv) the net income of any Person that is not a Restricted Subsidiary in excess of the amount of dividends and distributions received from such Person, (v) solely for the purpose of determining the amount available for Restricted Payments under Section 4.05(a)(iii)(b) hereof, the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income to the Company is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (vi) any impairment charges, amortization of or immediate recognition of actuarial gains or losses, in each case, only to the extent such items are non-cash in nature, on the Company’s or its Restricted Subsidiaries’ defined benefit pension plans, (vii) any gains or losses attributable to dispositions permitted hereunder and (viii) to the extent reflected in the calculation of such net income (or loss), gains or losses attributable to earn-outs or other contingent consideration arising in connection with any acquisition permitted hereunder (including payments required to be made under earnouts to which a seller becomes entitled).
“Consolidated Total Assets” means, as of any date of determination, the total amount of assets (less applicable reserves and other properly deductible items) of the Company and the Restricted Subsidiaries (including the value of any broadcast licensing agreements) reflected on the most recent consolidated balance sheet of the Company and the Restricted Subsidiaries as at the end of the most recent ended fiscal quarter for which financial statements have been delivered pursuant to this Indenture, determined on a consolidated basis in accordance with GAAP on a pro forma basis in a manner consistent with the definition of “Debt to Consolidated EBITDA Ratio” to give effect to any acquisition or disposition of assets made after such balance sheet date and on or prior to the date of determination.
“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any operating lease, dividend or other obligation that does not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”), including any obligation of such Person, whether or not contingent:
    (i)    to purchase any such primary obligation or any property constituting direct or indirect security therefor;
    (ii)    to advance or supply funds:
(a)    for the purchase or payment of any such primary obligation; or
(b)    to maintain the working capital or equity capital of the primary obligor; or otherwise

(c)    to maintain the net worth or solvency of the primary obligor; or
    (iii)    to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
“Corporate Trust Office” shall be at the address of the Trustee specified in Section 13.02 or such other address as the Trustee may give notice to the Company.
“Cumulative Consolidated EBITDA” means, as of any date of determination, Consolidated EBITDA from January 1, 2017 to the last day of the most recently ended month prior to such date for which financial statements are available, taken as a single accounting period.
“Cumulative Consolidated Interest Expense” means, as of any date of determination, Consolidated Interest Expense less non-cash amortization of deferred financing costs from January 1, 2017 to the last day of the most recently ended month prior to such date for which financial statements are available, taken as a single accounting period.
“Custodian” means any custodian, receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
“Debt to Consolidated EBITDA Ratio” means, with respect to any date of determination, the ratio of (i) the aggregate principal amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries as of such date on a consolidated basis (other than Indebtedness with respect to Cash Management Services, intercompany Indebtedness and Hedging Obligations) minus (y) the aggregate amount of unrestricted cash and Cash Equivalents, included in the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal period for which internal financial statements of the Company are available with such pro forma adjustments as are consistent with the pro forma adjustments set forth in clause (ii) of this definition and as determined in good faith by the Company to (ii) Consolidated EBITDA of the Company and its Restricted Subsidiaries on a consolidated basis for the most recent Test Period, divided by two (2), determined on a pro forma basis after giving pro forma effect to (a) the incurrence of all Indebtedness to be incurred on such date and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such Test Period; (b) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such Test Period as if such Indebtedness was incurred, repaid or retired at the beginning of such Test Period (including any such incurrence or issuance which is the subject of an Incurrence Notice delivered to the Trustee during such period pursuant to clause (viii) of the definition of “Permitted Indebtedness”) (except that, in making such computation, the amount of Indebtedness under any revolving credit facilities shall be computed based upon the average balance of such Indebtedness at the end of each month during such Test Period); provided, however, that the pro forma calculation shall not give effect to any Indebtedness incurred on such determination date pursuant to the provisions described in Section 4.07(b) (other than clause (ix)(b) thereof); (c) in the case of Acquired Debt, the related acquisition as if such acquisition had occurred at the beginning of such Test Period; and (d) any acquisition, disposition, LMA, Investment, merger, consolidation, reorganization or restructuring by the Company and its Restricted Subsidiaries (including any pro forma expense, cost reductions and synergies associated with any such acquisition, LMA, Investment or disposition that are reasonably identifiable and factually supportable and based on actions already taken or with respect to which substantial steps have been taken (in each case, including from any steps or actions taken in whole or in part prior to the Escrow Release Date or the applicable consummation date of such transaction, initiative or event) or are committed to be taken within or are reasonably expected to be taken within 24 months after the end of the relevant period as determined in good faith by the Company), or any related repayment of Indebtedness, in each case since the first day of such Test Period (including any such acquisition which is the subject of an Incurrence Notice delivered to the Trustee during such period pursuant to clause (viii) of the definition of “Permitted Indebtedness”), assuming such acquisition, disposition, LMA, Investment, merger, consolidation, reorganization or restructuring as applicable, had been consummated on the first day of such Test Period. In addition, the consolidated net income of a Person with outstanding Indebtedness or Capital Stock providing for a payment restriction which is permitted to exist by reason of clause (c) of Section 4.11 shall not be taken into account in determining whether any Indebtedness is permitted to be incurred under this Indenture.
“Default” means any event that is, or after the giving of notice or passage of time or both would be, an Event of Default.
“Definitive Note” means any of (i) a certificated Initial Note or (ii) a certificated Additional Note, in each case, that does not include the Global Notes Legend.
“Depositary” means, with respect to Notes issued in the form of one or more Global Notes, DTC or another Person designated as depository by the Company, which Person must be a clearing agency registered under Section 17A of the Exchange Act.
“Designated Noncash Consideration” means the fair market value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration as determined by a responsible financial or accounting officer of the Company, less the amount of cash and Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Noncash Consideration.
“Designated Preferred Stock” means, with respect to the Company, Preferred Stock (other than Disqualified Stock) (a) that is issued for cash (other than to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees to the extent funded by the Company or such Subsidiary) and (b) that is designated as “Designated Preferred Stock” pursuant to an Officers’ Certificate of the Company at or prior to the issuance thereof, the Net Cash Proceeds of which are excluded from the calculation set forth in Section 4.05(a)(iii)(c).
“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part on or prior to the stated maturity of the Notes. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale or casualty or condemnation event will not constitute Disqualified Stock; provided that, for the avoidance of doubt, the Berkshire Preferred Stock shall not constitute Disqualified Stock.
“Dollars” and “$” mean lawful money of the United States of America.
“DTC” means The Depository Trust Company.

“Eligible Escrow Investments” means (1) money market funds registered under the Federal Investment Company Act of 1940, whose shares are registered under the Securities Act, and rated “AAAm” or “AAAm-G” by S&P and “Aaa” if rated by Moody’s, including any mutual fund for which the escrow agent or its affiliate serves as investment manager, administrator, shareholder servicing agent, and/or custodian, (2) U.S. dollar denominated deposit accounts with domestic national or commercial banks, including the escrow agent or an affiliate of the escrow agent, that have short term issuer rating on the date of purchase of “A-1+” or “A-1” by S&P or “Prime-1” or better by Moody’s and maturing no more than 360 days after the date of purchase and (3) such other short-term liquid investments in which the Escrowed Funds may be invested in accordance with the Escrow Agreement.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
“Equity Issuance” means (x) an underwritten public offering of Capital Stock (other than Disqualified Stock) of the Company subsequent to the Escrow Release Date pursuant to an effective registration statement filed under the Securities Act, (y) the sale of Capital Stock or other securities or a capital contribution, in each case subsequent to the Escrow Release Date, by or the proceeds of which are contributed to the equity (other than through the issuance or increase of Disqualified Stock or Designated Preferred Stock) of the Company or any of its Restricted Subsidiaries.
“Escrow End Date” means March 24, 2022 (or any later date corresponding to the Business Day following the Outside Date (as defined in the ION Merger Agreement) as extended pursuant to the ION Merger Agreement).
“Escrow Issuer” has the meaning provided in the preamble hereto.
“Euroclear” means the Euroclear Bank NV/SA or any successor securities clearing agency.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Existing Notes” refers, collectively, to the 2025 Notes and the 2027 Notes.
“FCC” means the Federal Communications Commission.
“FCC License” means any license, authorization, approval, or permit granted by the FCC pursuant to the Communications Act of 1934, as amended, to the Company or any Subsidiary Guarantor, or assigned or transferred to the Company or any Subsidiary Guarantor pursuant to FCC consent.
“Fitch” means Fitch Inc. and any successor to its rating agency business.
“Foreign Subsidiary” means any Subsidiary of the Company organized under the laws of any jurisdiction other than the United States of America or any State thereof or the District of Columbia.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. For the avoidance of doubt, obligations relating to a lease that were (or would be) classified and accounted for by Company and its Subsidiaries as an operating lease under GAAP as in effect on April 28, 2017 shall continue to be classified and accounted for as obligations relating to an operating lease and not as a capitalized lease notwithstanding Accounting Standards Codification 840 or Accounting Standards Codification 842 or any implementation thereof.
“Global Notes Legend” means the legend set forth under that caption in Exhibit A to this Indenture.
“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and “guaranteed,” “guaranteeing” and “guarantor” shall have meanings correlative to the foregoing); provided, however, that the guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.
“Hedging Obligations” means, with respect to any Person, the obligations of such person under (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement.
“Holder” means the Person in whose name a Note is registered on the registrar’s books.
“Immaterial Subsidiary” means any Subsidiary of the Company that (i) does not incur or Guarantee any obligations under any Senior Credit Facilities or any other Indebtedness, (ii) had total revenues together with all other Immaterial Subsidiaries of less than 10.0% of the total consolidated revenues of the Company and its Subsidiaries during the most recently completed period of four consecutive fiscal quarters of the Company and (iii) had total assets together with all other Immaterial Subsidiaries of less than 10.0% of the Consolidated Total Assets as of the last day of such period. Any Subsidiary so designated as an Immaterial Subsidiary that fails to meet the foregoing as of the last day of any such four consecutive fiscal quarter period shall continue to be deemed an “Immaterial Subsidiary” hereunder until the date that is one business day following the filing, transmittal or making available of annual or quarterly financial statements pursuant to Section 4.02 with respect to the last quarter of such four consecutive fiscal quarter period.
“Indebtedness” means, with respect to any Person, without duplication, and whether or not contingent, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables and obligations regarding programming rights incurred in the ordinary course of business; provided that for purposes of for purposes of Section 6.01(a)(iv), trade payables and obligations regarding programming rights overdue by more than 120 days shall be included in this definition except to the extent that any of such trade payables and obligations regarding programming rights are being disputed in good faith and by appropriate measures), (iv) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (v) all Capital Lease Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (vii) all Guarantees of such Person of the type of Indebtedness described in clauses (i) through (vi) above and clauses (x) and (xi) below, (viii) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (ix) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Disqualified Stock of such Person, but excluding any other obligations under any Equity Interests that are not Disqualified Stock, (x) Off-Balance Sheet Liabilities, and (xi) all Hedging Obligations of such Person. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor. For purposes hereof, the amount of any Indebtedness referred to in clause (xi) of the preceding sentence shall be amounts, including any termination payments, required to be paid to a counterparty after giving effect to any contractual netting arrangements, and not any notional amount with regard to which payments may be calculated.
The term “Indebtedness” shall not include any lease, concession or license of property (or Guarantee thereof) which would be considered an operating lease under GAAP as in effect on April 28, 2017, any prepayments of deposits received from clients or customers in the ordinary course of business, or obligations under any license, permit or other approval (or Guarantees given in respect of such obligations) incurred prior to the Issue Date or in the ordinary course of business or consistent with past practice.
Except as otherwise set forth herein, the amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amount of funds borrowed and then outstanding. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (b) the principal amount of Indebtedness, or liquidation preference thereof, in the case of any other Indebtedness. Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification Topic No. 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.
Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:
    (i)    Contingent Obligations incurred in the ordinary course of business or consistent with past practice, other than Guarantees or other assumptions of Indebtedness;
    (ii)    any lease, concession or license of property (or Guarantee thereof) which would be considered an operating lease under GAAP as in effect on the Issue Date or any prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practice;
    (iii)    obligations under any license, permit or other approval (or Guarantees given in respect of such obligations) incurred prior to the Issue Date or in the ordinary course of business or consistent with past practice;
    (iv)    in connection with the purchase by the Company or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed an determined, the amount is paid in a timely manner;
    (v)    for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims obligations or contributions or social security or wage taxes; or
    (vi)    Programming Obligations.
“Indenture” means this Indenture as amended or supplemented from time to time.
“Independent Director” means a director of the Company other than a director (i) who (apart from being a director of the Company or any Subsidiary) is an employee, associate or Affiliate of the Company or a Subsidiary or has held any such position during the previous five years, or (ii) who is a director, employee, associate or Affiliate of another party to the transaction in question.
“Initial Notes” means the $500,000,000 aggregate principal amount of Notes originally issued on the Issue Date, and any replacement Notes issued in exchange therefor in accordance with this Indenture.
“Insolvency or Liquidation Proceeding” means, with respect to any Person, any liquidation, dissolution or winding-up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.
“Investment Grade Securities” means:
    (i)    securities issued or directly and fully Guaranteed or insured by the United States or any instrumentality thereof (other than Cash Equivalents);
    (ii)    debt securities or debt instruments with a rating of “A-” or higher from S&P or “A3” or higher by Moody’s or the equivalent of such rating by such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of such rating by any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries; and
    (iii)    investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii) above which fund may also hold cash and Cash Equivalents pending investment or distribution.

“Investment Grade Status” shall occur when the Notes receive two or more of the following:
    (i)    a rating of “BBB-” (with an outlook of stable or better) or higher from S&P (or the equivalent rating by a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, as the case may be, selected by the Company which shall be substituted for S&P);
    (ii)    a rating of “Baa3” (with an outlook of stable or better) or higher from Moody’s (or the equivalent rating by a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, as the case may be, selected by the Company which shall be substituted for Moody’s); and
    (iii)    a rating of “BBB-” (with an outlook of stable or better) or higher from Fitch (or the equivalent rating by a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, as the case may be, selected by the Company which shall be substituted for Fitch).
“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates of such Person) in the form of loans, guarantees, advances or capital contributions (excluding commission, travel, relocation and similar advances to officers and employees made in the ordinary course of business) purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. “Investments” shall exclude extensions of trade credit (including extensions of credit in respect of equipment leases) by the Company and its Restricted Subsidiaries in the ordinary course of business in accordance with normal trade practices of the Company or such Subsidiary, as the case may be.
“INYO” means INYO Broadcast Holdings, LLC, a Nevada limited liability company.
“INYO Asset Purchase Agreement” means that certain Asset Purchase Agreement, dated as of September 23, 2020, among Scripps Media, Merger Sub and INYO, as amended, modified and supplemented from time to time.
“ION Acquisition” means the merger of Merger Sub with and into ION Media, with ION Media continuing as the wholly-owned subsidiary of Scripps Media, and the related transactions contemplated by the ION Merger Agreement.
“ION Media” means ION Media Networks, Inc., a Delaware corporation.
“ION Merger Agreement” means that certain Agreement and Plan of Merger, dated as of September 23, 2020, among Scripps Media, Merger Sub, and BD ION Equityholder Rep LLC, a Delaware limited liability company, as amended, modified and supplemented from time to time.
“ION Station Divestiture” means the sale of 23 broadcast television stations to INYO and the related transactions contemplated by the INYO Asset Purchase Agreement.
“Issue” means create, issue, assume, guarantee, incur or otherwise become, directly or indirectly, liable for any Indebtedness or Capital Stock, as applicable; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by designation, merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary. For this definition, the terms “issuing,” “issuer,” “issuance” and “issued” have meanings correlative to the foregoing.
“Issue Date” means the date of original issuance of the Notes.
“Legal Holiday” means a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or required by law to close.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any authorized filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).
“Limited Condition Transaction” means (1) any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise and which may include, for the avoidance of doubt, a transaction that may constitute a Change of Control), whose consummation is not conditioned on the availability of, or on obtaining, third party financing, (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, (3) any Restricted Payment, (4) any Asset Sale or a disposition excluded from the definition of “Asset Sale” and (5) a Permitted Change of Control.
“LLC Division” means the division of a limited liability company into two or more limited liability companies, with the dividing company continuing or terminating its existence as a result, whether pursuant to the laws of any applicable jurisdiction or otherwise (including, without limitation, any “plan of division” under Section 18-217 of the Delaware Limited Liability Company Act or any similar statute or provision under applicable law or otherwise).
“LMA” means a local marketing arrangement, joint sales agreement, time brokerage agreement, shared services agreement, management agreement or similar arrangement pursuant to which a Person, subject to customary preemption rights and other limitations (i) obtains the right to sell a portion of the advertising inventory of a television or radio station or digital business of which a third party is the licensee, (ii) obtains the right to exhibit programming and sell advertising time during a portion of the air time of a television or radio station or digital business or (iii) manages a portion of the operations of a television or radio station or digital business.
“L8QA Consolidated EBITDA” means Consolidated EBITDA of the Company and its Restricted Subsidiaries on a consolidated basis for the most recent Test Period, divided by two (2), determined on a pro forma basis consistent with the definition of “Debt to Consolidated EBITDA Ratio.”
“Make Whole Premium” means with respect to a Note at any redemption date, the greater of (i) 1.0% of the principal amount of such Note or (ii) the excess of (A) the present value of (1) the redemption price of such Note at January 15, 2026 (such redemption price being set forth in the table in Section 3.01(c)) plus (2) all required interest payments due on such Note through January 15, 2026, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common Capital Stock of the Company or any Parent Entity on the date of the declaration of a Restricted Payment permitted pursuant to Section 4.05(b)(xviii) multiplied by (ii) the arithmetic mean of the closing prices per share of such common Capital Stock on the principal securities exchange on which such common Capital Stock are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.
“Merger Sub” means Scripps Faraday Inc., a Delaware corporation and a subsidiary of Scripps Media.
“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act.
“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or reasonably estimated to be actually payable as a result of such issuance or sale (including, for the avoidance of doubt, any income, withholding and other taxes payable as a result of the distribution of such proceeds to the Company and after taking into account any available tax credit or deductions and including Permitted Tax Distributions).
“Net Proceeds” means, with respect to any Asset Sale by any Person, the aggregate cash proceeds received by such Person and/or its Affiliates in respect of such Asset Sale, which amount is equal to the excess, if any, of (i) the cash received by such Person and/or its Affiliates (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such Asset Sale, over (ii) the sum of (a) the amount of any Indebtedness that is secured by such asset and which is required to be repaid by such Person in connection with such Asset Sale, plus (b) all fees, commissions and other expenses, costs or charges incurred by such Person in connection with such Asset Sale, plus (c) provision for taxes, including income taxes, attributable to the Asset Sale or attributable to required prepayments or repayments of Indebtedness with the proceeds of such Asset Sale, plus (d) a reasonable reserve for the after-tax cost of any indemnification payments (fixed or contingent) attributable to seller’s indemnities to purchaser in respect of such Asset Sale undertaken by the Company or any of its Subsidiaries in connection with such Asset Sale, plus (e) if such Person is a Subsidiary of the Company, any dividends or distributions payable to holders of minority interests in such Subsidiary from the proceeds of such Asset Sale.
“Non-Guarantor” means any Restricted Subsidiary that is not a Subsidiary Guarantor.
“Note” means a Note, including any Initial Note or Additional Note issued pursuant to this Indenture.
“Notes Custodian” means U.S. Bank National Association, as custodian with respect to the Notes in global form, or any successor entity thereto or any replacement designated by DTC.
“Obligations” means any principal, interest (including, without limitation, interest, fees and expenses accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company or a Subsidiary Guarantor, as the case may be, regardless of whether or not a claim for post-

filing interest, fees or expenses is allowed or allowable in such proceedings), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.
“Offer” means a Change of Control Offer or Alternate Offer, as applicable, made pursuant to Section 4.13, or an Asset Sale Offer or an Advance Offer, as applicable, made pursuant to Section 4.14.
“Offering Memorandum” means the Offering Memorandum dated December 15, 2020, relating to the offering of the Initial Notes.
“Officer” means, with respect to any Person, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.
“Officers’ Certificate” means a certificate signed by two Officers of the Company.
“Off-Balance Sheet Liabilities” of any Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (iii) any Synthetic Lease Obligation or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.
“Opinion of Counsel” means a written opinion in form and substance satisfactory to, and from legal counsel acceptable to, the Trustee (such counsel may be an employee of or counsel to the Company or the Trustee).
“Parent Entity” means any Person of which the Company at any time is or becomes a Subsidiary after the Issue Date and any holding company established by any Permitted Holder for purposes of holding its investment in any Parent Entity.
“Parent Entity Expenses” means:
(1)    costs (including all professional fees and expenses) incurred by any Parent Entity in connection with reporting obligations under or otherwise incurred in connection with compliance with applicable laws, rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, this Indenture or any other agreement or instrument relating to the Notes, the Guarantees or any other Indebtedness of the Company or any Restricted Subsidiary, including in respect of any reports filed or delivered with respect to the Securities Act or Exchange Act or the respective rules and regulations promulgated thereunder;
(2)    customary indemnification obligations of any Parent Entity owing to directors, officers, employees or other Persons under its articles, charter, by-laws, partnership agreement or other contacting documents or pursuant to written agreements with any such Person;
(3)    obligations of any Parent Entity in respect of director and officer insurance (including premiums therefor) to the extent relating to the Company and its Subsidiaries;

(4)    (x) general corporate overhead expenses, including professional fees and expenses and (y) other operational expenses of any Parent Entity related to the ownership or operation of the business of the Company or any of its Restricted Subsidiaries;
(5)    customary expenses incurred by any Parent Entity in connection with any offering, sale, conversion or exchange of Capital Stock or Indebtedness;
(6)    franchise and similar taxes required to maintain such Parent Entity’s corporate existence; and
(7)    amounts to finance Investments that would otherwise be permitted to be made pursuant to Section 4.05 if made by any Parent Entity; provided, that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (B) such direct or indirect parent company shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the capital of the Company or one of its Restricted Subsidiaries or (2) the merger, consolidation or amalgamation of the Person formed or acquired into the Company or one of its Restricted Subsidiaries (to the extent not prohibited by Section 5.01) in order to consummate such Investment, (C) such direct or indirect parent company and its Affiliates (other than the Parent Entity or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent the Company or a Restricted Subsidiary could have given such consideration or made such payment in compliance with this Indenture and such consideration or other payment is included as a Restricted Payment under this Indenture, (D) any property received by the Company shall not increase amounts available for Restricted Payments pursuant to Section 4.05(a)(iii) and (E) such Investment shall be deemed to be made by the Parent Entity or such Restricted Subsidiary.
“Permitted Asset Swap” means the purchase and sale or exchange of assets used or useful in a Similar Business or a combination of such assets and cash, Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person; provided that (i) such purchase and sale or exchange must take place within 120 days of each other and (ii) any cash or Cash Equivalents received in excess of the value of any cash or Cash Equivalents sold or exchanged must be applied in accordance with Section 4.14.
“Permitted Change of Control” means any Change of Control that does not constitute a Change of Control Repurchase Event.
“Permitted Holders” means (i) individually or collectively, all lineal descendants of Robert Paine Scripps or John Paul Scripps, or trusts for the benefit of, or any investment fund, investment vehicle or other entity, vehicle or account controlled by, such lineal descendants or their spouses or any Affiliates of any of the foregoing and (ii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act as in effect on the Escrow Release Date) of which any Person in the foregoing clause (i) is a member; provided that in the case of such group and without giving effect to the existence of such group or any other group, Persons referred to in the foregoing subclauses (i) and (ii), collectively, have beneficial ownership of more than 50.0% of the total voting power represented by the outstanding Voting Stock of the Company.
“Permitted Investments” means:
    (i)    (a) Investments existing on the Escrow Release Date or made pursuant to an agreement existing on the Escrow Release Date (and any extension, modification or renewal or any such Investments, but only to the extent not involving additional advances, contributions or increases thereof, other than as a result of accrual or accretion of original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of the Investment in effect on the Escrow Release Date), and (b) any Investment in the Company, any Restricted Subsidiary or any Qualified Joint Venture;
    (ii)    any Investments in cash, Cash Equivalents, Investment Grade Securities, or any Investment that was classified as Cash Equivalents or Investment Grade Securities at the time acquired;
    (iii)    any Investment in a Person if, as a result of such Investment, (a) such Person becomes a Restricted Subsidiary, or (b) such Person either (1) is merged, consolidated or amalgamated with or into the Company or a Restricted Subsidiary and the Company or such Restricted Subsidiary is the surviving Person, or (2) transfers or conveys all or substantially all of its assets or any line of business to, or is liquidated into, the Company or a Restricted Subsidiary;
    (iv)    accounts and notes receivable generated or acquired in the ordinary course of business;
    (v)    Hedging Obligations permitted pursuant to Section 4.07(b);
    (vi)    any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;
    (vii)    Investments consisting of endorsements of negotiable instruments and similar documents, accounts receivables, deposits, prepayments, credits or purchases of inventory, supplies, materials and equipment, deposits to secure lease or utility payments, in each case in the ordinary course of business;
    (viii)    any Investment to the extent made using Capital Stock of the Company (other than Disqualified Stock) or Capital Stock of any Parent Entity as consideration;
    (ix)    any transaction to the extent constituting an Investment that is permitted and made in accordance with the provisions of Section 4.08(b) (except those described in Section 4.08(b)(ix));
    (x)    Investments in joint ventures and similar entities and Unrestricted Subsidiaries having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause that are at the time outstanding, not to exceed the greater of $200.0 million and 28.0% of L8QA Consolidated EBITDA at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause is made in any Person that is not the Company or a Restricted Subsidiary at the date of the making of such Investment and such person becomes or merges into or consolidated with the Company or a Restricted Subsidiary after such date, such Investment shall thereafter shall cease to have been made pursuant to this clause;

    (xi)    (i) Investments in a Securitization Subsidiary or Receivables Facility or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Financing and (ii) distributions or payments of Securitization Fees and purchases of Securitization Assets or Receivables Assets pursuant to a securitization repurchase obligation in connection with a Qualified Securitization Financing or Receivables Facility;
    (xii)    Investments by an Unrestricted Subsidiary entered into prior to the date such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary under Section 4.18;
    (xiii)    Investments made as a result of the receipt of non-cash consideration from a sale or other disposition of property or assets, including an Asset Sale;
    (xiv)    (x) Guarantees of Indebtedness not otherwise prohibited and (other than with respect to Indebtedness) guarantees, keepwells and similar arrangements in the ordinary course of business, and (y) performance guarantees with respect to obligations that are permitted by this Indenture;
    (xv)    Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by this Indenture;
    (xvi)    Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into the Company or merged into or consolidated with a Restricted Subsidiary after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;
    (xvii)    Investments consisting of licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;
    (xviii)    Investments consisting of loans and advances to employees, officers and directors of the Company or any of its Restricted Subsidiaries in the aggregate amount up to $15.0 million outstanding at any time;
    (xix)    Investments made as part of, or in connection with, the Transactions;
    (xx)    any other Investments in an aggregate amount up to the greater of (x) $350.0 million and (y) 50.0% of L8QA Consolidated EBITDA at any time outstanding plus, to the extent not increasing the amount available under Section 4.05(a)(iii), in the case of the disposition or repayment of any such Investment made pursuant to this clause (xx) for cash, an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, reduced (but not below zero) by the excess, if any, of the cost of the disposition of such Investment over the gain, if any, realized by the Company or Restricted Subsidiary, as the case may be, in respect of such disposition; and
    (xxi)    so long as no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, and the Debt to Consolidated EBITDA Ratio does not exceed 4.25 to 1.00 immediately prior and after giving effect thereto on a pro forma basis for the then most recently ended Test Period, the Company and its Restricted Subsidiaries may make additional Investments (and thereafter hold such Investments). Prior to consummating an

Investment pursuant to this clause (xxi), the Company shall deliver to the Trustee an officers’ certificate setting forth in reasonable detail the calculations of the Debt to Consolidated EBITDA Ratio and certifying the requirements of this clause (xxi) have been met.
“Permitted Liens” means:
    (i)    Liens existing on the Escrow Release Date;
    (ii)    Liens that secure (a) any Senior Credit Facilities (incurred pursuant to clause (i) of the definition of “Permitted Indebtedness”) and obligations under Cash Management Services and Hedging Obligations secured in connection with Senior Credit Facilities, in each case permitted under this Indenture and (b) the Secured Notes issued on the Issue Date and the guarantees thereof;
    (iii)    Liens securing Indebtedness of a Person existing at the time that such Person is merged into or consolidated with the Company or a Restricted Subsidiary of the Company or otherwise becomes a Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger or consolidation or other transaction and do not extend to any assets other than those of such Person;
    (iv)    Liens on property acquired by the Company or a Restricted Subsidiary (including any acquisition by means of a merger, consolidation or other business combination transaction with or into the Company or any Restricted Subsidiary), provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other property;
    (v)    Liens in favor of the Company or any Restricted Subsidiary of the Company;
    (vi)    Liens incurred, or pledges and deposits in connection with, workers’ compensation, unemployment insurance and other social security benefits, and leases, appeal bonds and other obligations of like nature incurred by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;
    (vii)    Liens imposed by law, including, without limitation, mechanics’, carriers’, warehousemen’s, materialmen’s, suppliers’ and vendors’ Liens, incurred by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;
    (viii)    Liens securing Permitted Purchase Money Indebtedness, Capital Lease Obligations and other Indebtedness incurred pursuant to Section 4.07(b)(vii); provided that such Liens do not extend to or cover any assets other than such assets acquired or constructed after the Escrow Release Date with the proceeds of such Permitted Purchase Money Indebtedness, Capital Lease Obligations and other Indebtedness;
    (ix)    Liens for ad valorem, income or property taxes or assessments and similar charges which either are not delinquent or are being contested in good faith by appropriate proceedings for which the Company has set aside on its books reserves to the extent required by GAAP;
    (x)    Liens on assets or Capital Stock of Unrestricted Subsidiaries that secure non-recourse Indebtedness of Unrestricted Subsidiaries;

    (xi)    Liens securing Refinancing Indebtedness where the Liens securing Indebtedness being refinanced were permitted under this Indenture;
    (xii)    easements, rights-of-way, zoning and similar restrictions, encroachments, protrusions and other similar encumbrances or title defects incurred or imposed as applicable, in the ordinary course of business and consistent with industry practices and zoning or other restrictions as to the use of real properties or Liens incidental which are imposed by any governmental authority having jurisdiction over such property;
    (xiii)    Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to letters of credit and products and proceeds thereof;
    (xiv)    Liens securing Hedging Obligations permitted under this Indenture;
    (xv)    leases, licenses, sub-licenses or subleases granted to others and Liens arising from filing Uniform Commercial Code financing statements regarding leases;
    (xvi)    Liens securing judgments, attachments or awards not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves as is required in conformity with GAAP has been made therefor;
    (xvii)    Liens (i) that are contractual rights of set-off (A) relating to treasury, depository and Cash Management Services with banks or any automated clearing house transfers of funds, in each case, in the ordinary course of business and not given in connection with the issuance of Indebtedness, (B) relating to pooled deposit or sweep accounts of the Company or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company or any Restricted Subsidiary or (C) relating to purchase orders and other agreements entered into with customers of the Company or any Restricted Subsidiary in the ordinary course of business and (ii) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) arising in the ordinary course of business in connection with the maintenance of such accounts and which are within the general parameters customary in the banking industry;
    (xviii)    Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder, and Liens, pledges and deposits in the ordinary course of business securing liability for premiums or reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers;
    (xix)    utility and other similar deposits made in the ordinary course of business;
    (xx)    Liens on cash or Cash Equivalents, arising in connection with the defeasance, discharge or redemption of Indebtedness or escrowed to repurchase or redeem Indebtedness or Capital Stock, in each case where such defeasance, discharge, redemption or repurchase is otherwise permitted hereunder;

    (xxi)    leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiaries and do not secure any Indebtedness;
    (xxii)    Liens on assets or Capital Stock in connection with merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets or Capital Stock otherwise permitted under this Indenture for so long as such agreements are in effect;
    (xxiii)    Liens to secure Indebtedness of any Non-Guarantor permitted by Section 4.07(b)(xvi) covering only the assets of such Restricted Subsidiary;
    (xxiv)    Liens on (i) the Securitization Assets arising in connection with a Qualified Securitization Financing or (ii) the Receivables Assets arising in connection with a Receivables Facility;
    (xxv)    any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;
    (xxvi)    Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted under this Indenture;
    (xxvii)    Liens (x) on cash advances in favor of the seller of any property to be acquired in connection with a Permitted Investment to be applied against the purchase price for such Permitted Investment, and (y) consisting of an agreement to sell any property in an asset sale permitted under this Indenture, in each case, solely to the extent such Investment or asset sale, as the case may be, would have been permitted on the date of the creation of such Lien;
    (xxviii)    Liens then existing with respect to assets of an Unrestricted Subsidiary on the date such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary; provided that such Liens are not incurred in contemplation of such redesignation;
    (xxix)    Liens securing an aggregate principal amount of Indebtedness or other obligations not to exceed the maximum principal amount of Indebtedness that, as of the date such Indebtedness and Liens were incurred, and after giving effect to the incurrence of such Indebtedness and Liens and the application of proceeds therefrom on such date, would not cause the Secured Leverage Ratio of the Company to exceed 6.00 to 1.00;
    (xxx)    Liens at any time outstanding securing Indebtedness or other obligations not to exceed the greater of $350.0 million and 50.0% of L8QA Consolidated EBITDA; and
    (xxxi)    for the avoidance of doubt, Liens on Escrowed Funds in favor of the Escrow Agent for the benefit of the Escrow Agent and holders of the Notes and the Secured Notes.
“Permitted Purchase Money Indebtedness” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of intellectual property rights, property (real or personal), plant, equipment or assets, and whether acquired through the direct acquisition of such property or assets, or otherwise (including through the purchase of Capital Stock of any Person owning such property or assets).

“Permitted Tax Distribution” means: for any taxable period for which the Company and/or any of its Subsidiaries are members of a group filing a consolidated, combined or similar income tax return with any Parent Entity, any dividends or other distributions to such Parent Entity to pay any consolidated, combined or similar income taxes for which such Parent Entity is liable that are attributable to the income of the Company and/or such Subsidiaries; provided that (i) the amount of such dividends and other distributions with respect to any taxable period shall not exceed the amount of such income taxes that the Company and/or such Subsidiaries (as applicable) would have been required to pay if the Company and/or such Subsidiaries had paid such tax on a separate company basis or a separate group basis (as applicable) and (ii) any such dividends and other distributions attributable to income of an Unrestricted Subsidiary shall be limited to the amount of any cash paid by such Unrestricted Subsidiary to the Company or any Restricted Subsidiary for such purpose.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.
“Programming Obligations” means all direct or indirect monetary liabilities, contingent or otherwise, with respect to contracts for television, radio or other broadcast or distribution rights relating to television or radio series or other programs produced or distributed for television or radio or digital release.
“QIB” means any “qualified institutional buyer” (as defined in Rule 144A).
“Qualified Joint Venture” means a majority-owned Subsidiary where Capital Stock of the Subsidiary is issued to a Qualified Joint Venture Partner in consideration of the contribution primarily consisting of assets used or useful in the business of owning and operating television or radio stations or digital business, all businesses directly related thereto, and any electronic news and information delivery business and any other television or radio broadcasting-related, television or radio distribution-related or television or radio content-related business or digital business or any other Similar Business.
“Qualified Joint Venture Partner” means a person who is not affiliated with the Company.
“Qualified Securitization Financing” means any Securitization Facility of a Securitization Subsidiary that meets the following conditions: (i) the Board of Directors shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and its Restricted Subsidiaries, (ii) all sales of Securitization Assets and related assets by the Company or any Restricted Subsidiary to the Securitization Subsidiary or any other Person are made at fair market value (as determined in good faith by the Company) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings. The grant of a security interest in any Securitization Assets of the Company or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under the credit agreements prior to engaging in any securitization financing shall not be deemed a Qualified Securitization Financing.
“Rating Agency” means (1) Moody’s, S&P and Fitch and (2) if Moody’s, S&P or Fitch ceases to rate the Notes for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Company or any parent of the Company as a replacement agency for Moody’s, S&P or Fitch, as the case may be.
“Ratings Decline Period” means the period that (i) begins on the earlier of (a) a Change of Control or (b) the first public notice of the intention by the Company to affect a Change of Control and (ii) ends 60 days following the consummation of such Change of Control; provided that such period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies.
“Ratings Event” means a downgrade by one or more gradations (including gradations within ratings categories as well as between categories) or withdrawal of the rating of the Notes within the Ratings Decline Period by two or more Rating Agencies if each such Rating Agency shall have put forth a statement to the effect that such downgrade is attributable in whole or in part to the applicable Change of Control.
“Receivables Assets” means (a) any accounts receivable owed to the Company or a Restricted Subsidiary subject to a Receivables Facility and the proceeds thereof and (b) all collateral securing such accounts receivable, all contracts and contract rights, guarantees or other obligations in respect of such accounts receivable, all records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in connection with a non-recourse accounts receivable factoring arrangement and which are sold, conveyed, assigned or otherwise transferred or pledged by the Company to a commercial bank or an Affiliate thereof in connection with a Receivables Facility.
“Receivables Facility” means an arrangement between the Company or a Restricted Subsidiary and a commercial bank or an Affiliate thereof pursuant to which (a) the Company or such Restricted Subsidiary, as applicable, sells (directly or indirectly) to such commercial bank (or such Affiliate) accounts receivable owing by customers, together with Receivables Assets related thereto, at a maximum discount, for each such account receivable, not to exceed 5.0% of the face value thereof, (b) the obligations of the Company or such Restricted Subsidiary, as applicable, thereunder are non-recourse (except for Securitization Repurchase Obligations) to the Company and such Restricted Subsidiary and (c) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings, and shall include any guaranty in respect of such arrangements.
“Refinancing Indebtedness” means Indebtedness that refunds, refinances, defeases, renews, replaces or extends any Indebtedness permitted to be incurred by the Company or any Restricted Subsidiary pursuant to the terms of this Indenture, whether in whole or part and whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that:
    (i)    the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced, defeased, renewed, replaced or extended, if such Indebtedness was subordinated to the Notes;

    (ii)    the Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refunded, refinanced, defeased, renewed, replaced or extended (or requires no or nominal payments in cash (other than interest payments) prior to the date that is 91 days after the maturity date of the Notes); provided that this clause (ii) will not apply to any refinancing of any Secured Indebtedness;
    (iii)    such Refinancing Indebtedness (or accreted amount in the case of any Indebtedness issued with original issue discount, as such) is in an aggregate principal amount that is less than or equal to the sum of (a) the aggregate principal or accreted amount (in the case of any Indebtedness issued with original issue discount, as such) then outstanding under the Indebtedness being refunded, refinanced, defeased, renewed, replaced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums (including tender premiums) owed, if any, not in excess of pre-existing optional prepayment provisions on such Indebtedness being refunded, refinanced, defeased, renewed, replaced or extended and (c) the amount of fees, expenses and costs (including original issue discount, upfront fees or similar fees) in connection with such refinancing; and
    (iv)    such Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary of the Company that is not a Guarantor that refinances Indebtedness of the Company or a Subsidiary Guarantor or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.
“Regulation S” means Regulation S under the Securities Act or any successor regulation.
“Regulation S Note” means all Initial Notes or all Additional Notes, as the case may be, offered and sold outside the United States in reliance on Regulation S.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Notes Legend” means the legend set forth in Section 2.3(e)(i) of Appendix A.
“Restricted Payment” means (i) any dividend or other distribution declared or paid on any Capital Stock of the Company or any of its Restricted Subsidiaries (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or such Restricted Subsidiary or dividends or distributions payable to the Company or any Restricted Subsidiary); (ii) any payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company; (iii) any payment to purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness prior to the scheduled maturity thereof except for any purchase, redemption, defeasance or other acquisition or retirement within one year of the scheduled maturity thereof; or (iv) any Restricted Investment.
“Restricted Period” means, in respect of any Note, the 40 consecutive days beginning on and including the later of (a) the day on which any Notes represented thereby are offered to persons other than distributors (as defined in Regulation S under the Securities Act) pursuant to Regulation S and (b) the issue date for such Notes.
“Restricted Subsidiary” means any Subsidiary that has not been designated as an “Unrestricted Subsidiary” in accordance with this Indenture.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule).
“Rule 144A” means Rule 144A under the Securities Act (or any successor rule).
“Rule 144A Notes” means all Initial Notes or all Additional Notes, as the case may be, offered and sold to QIBs in reliance on Rule 144A.
“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.
“S&P” means Standard & Poor’s Investors Ratings Services or any of its successors or assigns that is a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act.
“Scripps” means The E.W. Scripps Company, an Ohio corporation.
“Scripps Escrow Guaranteed Obligations” means Scripps’ obligation to pay up to the amount necessary to fund the interest due on the Notes from the Issue Date to, but excluding, the Escrow End Date (without giving effect to any earnings on the Escrowed Funds) upon any Special Mandatory Redemption.
“Scripps Media” means Scripps Media, Inc., a Delaware corporation and a subsidiary of Scripps.
“Secured Indebtedness” means any Indebtedness secured by a Lien.
“Secured Indenture” has the meaning set forth in the definition of “Secured Notes.”
“Secured Leverage Ratio” means, with respect to any date of determination, the ratio of (i) (x) the aggregate principal amount of all outstanding Secured Indebtedness of the Company and its Restricted Subsidiaries as of such date on a consolidated basis minus (y) the aggregate amount of unrestricted cash and Cash Equivalents, included in the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal period for which internal financial statements of the Company are available with such pro forma adjustments as are consistent with the pro forma adjustments set forth in clause (ii) of this definition and as determined in good faith by the Company to (ii) Consolidated EBITDA of the Company and its Restricted Subsidiaries on a consolidated basis for the most recent Test Period divided by two (2), determined on a pro forma basis after giving pro forma effect to (a) the incurrence of all Indebtedness to be incurred on such date and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such Test Period; (b) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such Test Period as if such Indebtedness was incurred, repaid or retired at the beginning of such Test Period (including any such incurrence or issuance which is the subject of an Incurrence Notice delivered to the Trustee during such period pursuant to clause (viii) of the definition of “Permitted Indebtedness”) (except that, in making such computation, the amount of Indebtedness under any revolving credit facilities shall be computed based upon the average balance of such Indebtedness at the end of each month during such Test Period); provided, however, that the pro forma calculation shall not give effect to any Indebtedness incurred on such determination date pursuant to the provisions described in Section 4.07(b) (other than clause (ix)(b) thereof); (c) in the case of Acquired Debt, the related acquisition as if such acquisition had occurred at the beginning of such Test Period; and (d) any acquisition, disposition, LMA, Investment, merger, consolidation, reorganization or restructuring by the Company and its Restricted Subsidiaries (including any pro forma expense, cost reductions and synergies associated with any such acquisition, LMA, Investment or disposition that are reasonably identifiable and factually supportable and based on actions already taken or with respect to which substantial steps have been taken (in each case, including from any steps or actions taken in whole or in part prior to the Escrow Release Date or the applicable consummation date of such transaction, initiative or event) or are committed to be taken within or are reasonably expected to be taken within 24 months after the end of the relevant period as determined in good faith by the Company), or any related repayment of Indebtedness, in each case since the first day of such Test Period (including any such acquisition which is the subject of an Incurrence Notice delivered to the Trustee during such period pursuant to clause (viii) of the definition of “Permitted Indebtedness”), assuming such acquisition, disposition, LMA, Investment, merger, consolidation, reorganization or restructuring, as applicable, had been consummated on the first day of such Test Period. In addition, the consolidated net income of a Person with outstanding Indebtedness or Capital Stock providing for a payment restriction which is permitted to exist by reason of clause (c) of Section 4.11 shall not be taken into account in determining whether any Secured Indebtedness is permitted to be incurred under this Indenture.
“Secured Notes” means, collectively, the notes issued pursuant to that certain Indenture (the “Secured Indenture”), dated as of the date hereof, relating to the Escrow Issuer’s $550,000,000 aggregate principal amount of 3.875% Senior Secured Notes due 2029.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Securitization Assets” means any accounts receivable, real estate asset, mortgage receivables or related assets, in each case subject to a Securitization Facility.
“Securitization Facility” means any of one or more securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, pursuant to which the Company or any of its Restricted Subsidiaries sells its Securitization Assets to either (a) Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells Securitization Assets to a person that is not a Restricted Subsidiary.
“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any Securitization Assets or participation interest therein issued or sold in connection with, and other fees paid to a person that is not a Restricted Subsidiary in connection with, any Qualified Securitization Financing.
“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Securitization Subsidiary” means any Subsidiary in each case formed for the purpose of and that solely engages in one or more Qualified Securitization Financings and other activities reasonably related thereto.
“Senior Credit Facilities” means one or more debt facilities, commercial paper facilities or instruments or other financing arrangements, providing for revolving credit loans, term loans, letters of credit or debt securities, including, without limitation the Senior Secured Credit Agreement, in each case as the foregoing may be further increased, amended, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including (i) any related notes, letters of credit, guarantees, collateral documents, indentures, instruments and agreements executed in connection therewith, and in each case as increased, amended, modified, renewed, refunded, replaced or refinanced from time to time, and (ii) any notes, guarantees, collateral documents, instruments and agreements executed in connection with any such increase, amendment, modification, renewal, refunding, replacement or refinancing.
“Senior Secured Credit Agreement” means the Third Amended and Restated Credit Agreement, dated as of April 28, 2017, as amended, restated, supplemented or otherwise modified prior to the Issue Date by and among the Company and the guarantors named therein, Wells Fargo Bank National Association, as the administrative agent and the other agents and lenders named therein, as the foregoing may be further increased, amended, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including (i) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as increased, amended, modified, renewed, refunded, replaced or refinanced from time to time, and (ii) any notes, letters of credit, guarantees, collateral documents, indentures, instruments and agreements executed in connection with any such increase, amendment, modification, renewal, refunding, replacement or refinancing.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act.
“Similar Business” means (a) any businesses, services or activities engaged in by the Company or any of its Subsidiaries or any Associates on the Escrow Release Date and (b) any businesses, services and activities engaged in by the Company or any of its Subsidiaries or any Associates that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof.
“Spectrum Tender” means the entry by the Company or any of its Restricted Subsidiaries into any agreement or arrangement alienating, relinquishing, surrendering or otherwise transferring the right to use all or a material portion of the spectrum associated with any FCC License of any Station (including, without limitation, pursuant to an auction of such spectrum, conducted by a governmental authority, but excluding any involuntary reorganization of such spectrum by the FCC pursuant to 47 U.S.C. §1452(b)).
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in a securitization financing, including those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.
“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).
“Station” means, collectively (a) each of the television and radio stations owned and operated by the Company and its Restricted Subsidiaries on the Escrow Release Date and (b) any television or radio station acquired after the Escrow Release Date by the Company or any of its Restricted Subsidiaries in accordance with the terms of this Indenture.

“Subordinated Indebtedness” means any Indebtedness of the Company or a Subsidiary Guarantor if the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be.
“Subsidiary” of any Person means (i) any corporation more than 50% of the outstanding Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or (ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or (iii) any other Person (other than a corporation or limited partnership) in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries thereof, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.
“Subsidiary Guarantees” means the guarantees of the Notes issued by the Subsidiary Guarantors.
“Subsidiary Guarantor” means (i) each Restricted Subsidiary of the Company existing on the Escrow Release Date (other than Immaterial Subsidiaries), (ii) each of the Company’s Subsidiaries which becomes a guarantor of the Notes in compliance with Section 4.15 and (iii) each of the Company’s Subsidiaries executing a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture, in each case which is not subsequently released from its guarantee obligations in accordance with the terms of this Indenture.
“Surviving Person” means, with respect to any Person involved in or that makes any disposition, the Person formed by or surviving such disposition or the Person to which such disposition is made.
“Synthetic Lease Obligations” means with respect to any Person, the sum of (i) all remaining rental obligations of such Person as lessee under synthetic leases which are attributable to principal and, without duplication, (ii) all rental and purchase price payment obligations of such Person under such synthetic leases assuming such Person exercises the option to purchase the lease property at the end of the lease term.
“Test Period” means the eight most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available (as determined in good faith by the Company).
“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended by the Trust Indenture Reform Act of 1990, and as in effect on the Issue Date.
“Transaction Agreements” means, collectively, the ION Merger Agreement, the INYO Asset Purchase Agreement and the Berkshire Agreement.
“Transactions” means, collectively, the ION Acquisition, the ION Station Divestiture, the Berkshire Securities Issuance, the offering of Notes and the Secured Notes on the Issue Date and the intended use of proceeds thereof, together with the payment of fees and expenses related thereto, and other transactions contemplated by the Transaction Agreements or in connection therewith or incidental thereto as described in the Offering Memorandum.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.
“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) which has become publicly available at least two Business Days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source or similar market data) most nearly equal to the period from the Redemption Date to January 15, 2026; provided, however, that if the period from the Redemption Date to January 15, 2026 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to January 15, 2026 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
“Trust Officer” means any officer within the Corporate Trust Division of the Trustee, who has responsibility for administering this Indenture, including, without limitation, any vice president, associate, assistant vice president, treasurer, assistant treasurer, assistant secretary or special assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.
“Trustee” means U.S. Bank National Association until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor.
“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York. References in this Indenture to specific sections of the Uniform Commercial Code are based on the Uniform Commercial Code as in effect in the State of New York on the Escrow Release Date. In the event such Uniform Commercial Code is amended, such section reference shall be deemed to be references to the comparable section in such amended Uniform Commercial Code.
“Unrestricted Subsidiary” means (i) any Subsidiary designated as such by the Board of Directors of the Company as set forth in Section 4.18 and (ii) any Subsidiary of an Unrestricted Subsidiary.
“U.S. Government Obligations” means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged, provided that no U.S. Government Obligation shall be callable at the Company’s option prior to the Stated Maturity of the Notes.
“Voting Stock” means, with respect to any Person, Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Weighted Average Life to Maturity” means, with respect to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, with (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the sum of all such payments.
Section 1.02Other Definitions.

Term	Defined in Section[1]
“Acceptable Commitment”	4.14
“Advance Offer”	4.14
“Advance Portion”	4.14
“Agent Members”	2.1(b) (App. A)
“Alternate Offer”	4.13(e)
“Asset Sale Offer”	4.14
“Asset Sale Offer Amount”	4.14
“Asset Sale Offer Purchase Date”	4.14
“Asset Sale Offer Trigger Date”	4.14
“Asset Sale Proceeds”	4.14
“Asset Sale Proceeds Application Period”	4.14
“Change of Control Offer”	4.13(a)
“Change of Control Purchase Date”	4.13(b)
“Covenant Defeasance”	8.02
“Covenant Defeasance Option”	8.01(b)
“Covenant Suspension Event”	4.20(a)
“Declined Proceeds”	4.14
“Escrow Account”	4.21(b)
“Escrow Agent”	4.21(a)
“Escrow Agreement”	4.21(a)
“Escrow Release”	4.21(f)
“Escrow Release Date”	4.21(f)
“Escrowed Funds”	4.21(b)
“Event of Default”	6.01(a)
“Excess Proceeds”	4.14
“First Commitment Application Period”	4.14
“Global Note”	2.1(a) (App. A)
“Increased Amount”	4.09
“Incur”	4.07(a)
1    Section reference is to this Indenture, unless marked with “(App. A)” indicating such reference is to Appendix A hereof.

“Incurrence Notice”	4.07(b)
“LCT Election”	1.04
“LCT Test Date”	1.04
“Legal Defeasance”	8.02
“Legal Defeasance Option”	8.01(b)
“Notice of Default”	6.01(c)
“Pari Passu Indebtedness”	4.14(b)
“Paying Agent”	2.03
“Permitted Indebtedness”	4.07(b)
“Permitted Leverage Ratio Debt”	4.07(a)
“Redemption Date”	3.01
“Refunding Capital Stock”	4.05(b)(ii)
“Registrar”	2.03
“Regulation S Global Note”	2.1(a) (App. A)
“Release Request”	4.21(c)
“Required Filing Dates”	4.02
“Reversion Date”	4.20(b)
“Rule 144A Global Note”	2.1(a) (App. A)
“Second Commitment”	4.14
“Special Mandatory Redemption”	3.08
“Special Mandatory Redemption Date”	3.08
“Special Mandatory Redemption Event”	3.08
“Special Mandatory Redemption Price”	3.08
“Subject Lien”	4.09
“Suspended Covenants”	4.20(a)
“Suspension Date”	4.20(a)
“Suspension Period”	4.20(b)
“Trustee Expenses”	6.08

Section 1.03Rules of Construction. Unless the context otherwise requires: (1) a term has the meaning assigned to it in this Indenture; (2) an accounting term not otherwise defined herein has the meaning assigned to it under GAAP; (3) “or” is not exclusive; (4) words in the singular include the plural, and in the plural include the singular; (5) provisions apply to successive events and transactions; and (6) unless otherwise specified, any reference to a Section or Article refers to such Section or Article of this Indenture.
Section 1.04Limited Condition Transactions.
When calculating the availability under any basket or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and Asset Sales or any disposition, issuance or other transaction excluded from the definition of

“Asset Sale”), in each case, at the option of the Company (the Company’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) under this Indenture shall be deemed to be the date (the “LCT Test Date”) the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, the date of delivery of an irrevocable notice, declaration of a Restricted Payment or similar event) if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and Asset Sales or any disposition, issuance or other transaction excluded from the definition of “Asset Sale”) and any related pro forma adjustments, the Company or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Indebtedness, for example, whether such Indebtedness is committed, issued or incurred at the LCT Test Date or at any time thereafter); provided that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Company may elect, in its sole discretion, to re-determine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such ratios, tests or baskets and (b) except as contemplated in the foregoing clause (a), compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and Asset Sales or any disposition, issuance or other transaction excluded from the definition of “Asset Sale”).
For the avoidance of doubt, if the Company has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA or total assets of the Company or the Person subject to such Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations; (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of a Default or an Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing); and (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction and any actions or transactions related thereto.

In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Indenture which requires that no Default, Event of Default or specified Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Company, be deemed satisfied, so long as no Default, Event of Default or specified Event of Default, as applicable, exists on the date of the definitive agreement, the date of notice or offer or date for redemption, purchase or repayment for such Limited Condition Transaction, as applicable. For the avoidance of doubt, if the Company has exercised an LCT Election, and any Default, Event of Default or specified Event of Default occurs following the date the definitive agreements (or, if applicable, the date of delivery of a notice, declaration or making of a Restricted Payment or similar event) for the applicable Limited Condition Transaction were entered into and prior to the consummation of such Limited Condition Transaction, any such Default, Event of Default or specified Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted under this Indenture.
Section 1.05Certain Compliance Calculations.
Notwithstanding anything to the contrary in this Indenture, in the event an item of Indebtedness (or any portion thereof) is incurred or issued, any Lien is incurred, any Restricted Payment is made or other transaction is undertaken in reliance on a ratio basket based on the Secured Leverage Ratio or Debt to Consolidated EBITDA Ratio, such ratio(s) shall be calculated with respect to such incurrence, issuance or other transaction without giving effect to amounts being utilized under any other non-ratio-based basket within the same covenant substantially concurrently. Each item of Indebtedness that is incurred or issued, each Lien incurred and each other transaction undertaken will be deemed to have been incurred, issued or taken first, to the extent available, pursuant to the relevant Secured Leverage Ratio or Debt to Consolidated EBITDA Ratio test.
Notwithstanding anything to the contrary herein, in the event an item of Indebtedness (or any portion thereof) is incurred or issued, any Lien is incurred or other transaction is undertaken in reliance on a ratio basket based on the Secured Leverage Ratio or Debt to Consolidated EBITDA Ratio, such ratio(s) shall be calculated without regard to the incurrence of any Indebtedness under any revolving facility or letter of credit facility used to finance working capital needs of the Company and its Restricted Subsidiaries (as reasonably determined by the Company).
If a proposed action, matter, transaction or amount (or a portion thereof) meets the criteria of more than one applicable basket, permission or threshold within an applicable covenant under this Indenture, the Company shall be entitled to divide or classify or later divide or reclassify (based on circumstances existing on the date of such reclassification) such action, matter, transaction or amount (or a portion thereof) between such baskets, permission or thresholds within such covenant as it shall elect from time to time.
If the Company or any Restricted Subsidiary takes an action which at the time of the taking of such action would in the good faith determination of the Company be permitted under the applicable provisions of this Indenture based on the financial statements available at such time, such action shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments, modifications or restatements made in good faith to such financial statements affecting Consolidated Net Income, Consolidated EBITDA or other applicable financial metric.

ARTICLE II

THE NOTES

Section 2.01Form and Dating. The (i) Initial Notes and the Trustee’s certificate of authentication therefor and (ii) Additional Notes and the Trustee’s certificate of authentication therefor shall each be substantially in the form of Exhibit A. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication. Each note shall bear the corporate seal of the Company which shall be attested by the Company’s secretary or an assistant secretary.
The terms and provisions contained in the Notes and the Subsidiary Guarantees shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
Section 2.02Execution and Authentication. An Officer of the Company shall sign each Note for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid. Each Subsidiary Guarantor shall execute the Subsidiary Guarantee in the manner set forth in Section 11.04. A Note shall not be valid until authenticated by the manual signature of the Trustee, and the Trustee’s signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee’s certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or any of its Affiliates.
The Trustee (i) shall authenticate Initial Notes for original issue in the aggregate principal amount of $500,000,000 and (ii) shall authenticate Additional Notes, in each case, as otherwise set forth in Appendix A and, in the case of Additional Notes only, upon receipt of an Officers’ Certificate and an Opinion of Counsel. The Officers’ Certificate shall also specify the amount of Additional Notes to be authenticated and the date on which the Additional Notes are to be authenticated. Upon receipt of a written order of the Company in the form of an Officers’ Certificate, the Trustee shall authenticate Notes in substitution of Notes originally issued to reflect any name change of the Company.
Section 2.03Registrar; Paying Agent; Depositary. The Company shall maintain an office or agency (the “Registrar”) where Notes may be presented for registration of transfer or for exchange and an office or agency (the “Paying Agent”) where Notes may be presented for payment. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent. The Company may change the Paying Agent, Registrar or co-registrar without prior notice to any Holder. The Company shall notify the Trustee and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture and implement the provisions of this Indenture that relate to such Agent.

The Company initially appoints the Trustee as Registrar and Paying Agent. If the Company fails to appoint or maintain a Registrar and/or Paying Agent, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07.
The Company initially appoints DTC to act as Depositary with respect to any Global Notes and DTC has initially appointed the Trustee to act as Notes Custodian with respect to any Global Notes.
Section 2.04Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money the Paying Agent holds for the redemption or purchase of the Notes or for the payment of principal of, or premium, if any, or interest on, the Notes, and will notify the Trustee of any default by the Company in providing the Paying Agent with sufficient funds to redeem or purchase Notes or make any payment on the Notes as and to the extent required to be redeemed, purchased or paid under the terms of this Indenture. While any such default continues, the Trustee may require the Paying Agent to pay all money it holds to the Trustee. The Company at any time may require the Paying Agent to pay all money it holds to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or any of its Affiliates) shall have no further liability for the money it delivered to the Trustee. If the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the Holders’ benefit all money it holds as Paying Agent.
Section 2.05Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, semiannually at least fifteen Business Days before each interest payment date and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list in such form and as of such date as the Trustee may reasonably require that sets forth the names and addresses of, and the aggregate principal amount of Notes held by each Holder.
Section 2.06Transfer and Exchange. Subject to the provisions of Section 2 of Appendix A, when Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements, including, without limitation, compliance with Appendix A, for such transaction are met; provided, however, that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder of such Note or by its attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall Issue (and the Subsidiary Guarantors shall execute the Subsidiary Guarantee endorsed thereon), and the Trustee shall authenticate, Notes at the Registrar’s request. The Trustee shall notify the Company of all such registered transfers and exchanges contemporaneously with the occurrence of such transfer or exchange.
Neither the Company nor the Registrar shall be required to issue, register the transfer of or exchange any Note (i) during a period beginning at the opening of business 15 days before the day of the mailing of notice of any redemption from the Company and ending at the close of business on the day the notice of redemption is sent to Holders, (ii) selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part may be transferred or exchanged, and (iii) during a Change of Control Offer, an Alternate Offer, an Asset Sale Offer or an Advance Offer if such Note is tendered pursuant to such Change of Control Offer, Alternate Offer, Asset Sale Offer or Advance Offer and not withdrawn.
No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover all documentary, stamp or similar issue or transfer tax or similar governmental charge payable in connection therewith (other than any such documentary, stamp or similar issue or transfer tax or similar governmental charge payable upon exchange pursuant to Section 2.10, 3.07 or 9.05, which the Company shall pay).
Prior to due presentment for registration of transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing on such Note made by anyone other than the Company, the Registrar or any co-registrar) for the purpose of receiving payment of principal of, and premium, if any, and interest on, such Note and for all other purposes, and notice to the contrary shall not affect the Trustee, any Agent or the Company.
Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system (as described in Section 2.1(b) of Appendix A) maintained by the depository (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.
Section 2.07Replacement Notes. If any mutilated Note is surrendered to the Trustee, or if the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee shall, upon receipt of a written order signed by two Officers of the Company, authenticate a replacement Note if the Trustee’s requirements are met, and each such replacement Note shall be an additional obligation of the Company. If the Trustee or the Company requires, the Holder must supply an indemnity bond that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for its reasonable expenses in replacing a Note. Upon the issuance of any replacement Notes under this Section 2.07, the Company may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
Section 2.08Outstanding Notes. The Notes outstanding at any time are all the Notes the Trustee has authenticated except those it has cancelled, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding. If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that a bona fide purchaser holds the replaced Note. If the entire principal of, and premium, if any, and accrued interest on, any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue. Subject to Section 2.09, a Note does not cease to be outstanding because the Company or any Affiliate of the Company holds such Note.
Section 2.09Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Affiliate of the Company shall be considered as though they are not outstanding; provided, however, that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded. Notwithstanding the foregoing, Notes that the Company or any Affiliate of the Company offers to purchase or acquires pursuant to an exchange offer, tender offer or otherwise shall not be deemed to be owned by the Company or any Affiliate of the Company until legal title to such Notes passes to the Company or such Affiliate, as the case may be.
Section 2.10Temporary Notes. Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a written order signed by two Officers of the Company, shall authenticate Definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as Definitive Notes.
Section 2.11Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, any co-registrar, the Paying Agent, the Company and its Subsidiaries shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, replacement, payment (including all Notes called for redemption and all Notes accepted for payment pursuant to an Offer) or cancellation, and the Trustee shall cancel all such Notes and shall destroy all cancelled Notes (subject to the record retention requirements of the Exchange Act) and deliver a certificate of their destruction to the Company unless, by written order signed by two Officers of the Company, the Company shall direct that cancelled Notes be returned to it. The Company may not issue new Notes to replace any Notes that have been cancelled by the Trustee or that have been delivered to the Trustee for cancellation. If the Company or any Affiliate of the Company acquires any Notes (other than by redemption pursuant to Section 3.01 or an Offer pursuant to Section 4.13 or 4.14), such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until such Notes are delivered to the Trustee for cancellation.
Section 2.12Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to Holders on a subsequent special record date, in each case at the rate provided in the Notes and Section 4.01. The Company shall, with the Trustee’s consent, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or, at the request of the Company, the Trustee in the name of, and at the expense of, the Company) shall mail a notice that states the special record date, the related payment date and the amount of interest to be paid.
Section 2.13Record Date. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described in this Section or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
Section 2.14CUSIP Number. A “CUSIP” number will be printed on the Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes and any such redemption shall not be affected by any defect in, or omission of, such numbers. The Company will promptly notify the Trustee of any change in the CUSIP number.
Section 2.15Additional Notes. The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture (including, without limitation, Section 4.07), without the consent of the Holders, create and issue pursuant to this Indenture Additional Notes having terms and conditions set forth in Exhibit A substantially identical to those of other Notes, except that Additional Notes:
(i)may have a different issue date and/or CUSIP number from other Notes;
(ii)may have a different amount of interest payable on the first interest payment date after issuance than is payable on other Notes;
(iii)may have terms specified in the Additional Note Board Resolution or Additional Note Supplemental Indenture for such Additional Notes making appropriate adjustments to this Article II and Exhibit A (and related definitions) applicable to such Additional Notes in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any registration rights or similar agreement applicable to such Additional Notes, which are not adverse in any material respect to the Holder of any outstanding Notes (other than such Additional Notes); and
(iv)may be entitled to liquidated damages not applicable to other outstanding Notes and may not be entitled to such liquidated damages applicable to other outstanding Notes.
ARTICLE III
REDEMPTIONS AND OFFERS TO PURCHASE

Section 3.01Redemption Provisions.
(a)Except as set forth in clauses (b), (d) and (e) of this Section 3.01 (and other than a Special Mandatory Redemption, if any, pursuant to Section 3.08), the Notes are not redeemable at the Company’s option prior to January 15, 2026.
(b)At any time prior to January 15, 2026, the Notes may be redeemed at any time and from time to time, at the option of the Company, at a redemption price equal to 100% of the principal amount thereof plus the Make Whole Premium as of, and accrued but unpaid interest, if any, to, but excluding, the Redemption Date, subject to the right of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date.
(c)On and after January 15, 2026, the Notes will be subject to redemption at the Company’s option, at any time and from time to time, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the date fixed for redemption (any applicable date of redemption hereunder, the “Redemption Date”), subject to the right of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date, if redeemed during the twelve-month period beginning on January 15 of the years indicated below.

Year	Percentage
2026	102.688%
2027	101.792%
2028	100.896%
2029 and thereafter	100.000%

(d)Notwithstanding the foregoing, at any time and from time to time prior to January 15, 2024, the Company may, at its option, redeem an aggregate principal amount of the Notes not to exceed the net proceeds of one or more Equity Issuances at a redemption price equal to 105.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the right of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date; provided, however, that (i) the amount redeemed shall not exceed 40% of the aggregate principal amount of the Notes issued under this Indenture (including any Additional Notes, if any) and (ii) at least 50% of the aggregate principal amount of the Notes originally issued on the Issue Date remains outstanding immediately after any such redemption (unless all Notes are redeemed or repurchased substantially concurrently).
(e)Notwithstanding the foregoing, in connection with any tender offer, Change of Control Offer, Alternate Offer, Advance Offer or Asset Sale Offer, if Holders of not less than 90% in aggregate principal amount of the then outstanding Notes validly tender and do not withdraw such Notes in such offer and the Company, or any third party making such offer in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such holders, the Company or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 60 days following such purchase date, to redeem (with respect to the Company) or purchase (with respect to a third party) all Notes that remain outstanding at a price equal to the price offered to each other Holder in such offer (which may be less than par) plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, to, but excluding, the Redemption Date or purchase date, subject to the right of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date or purchase date. In determining whether the Holders of at least 90% of the aggregate principal amount of the then outstanding Notes have validly tendered and not validly withdrawn Notes in a tender offer, Change of Control Offer, Alternate Offer, Advance Offer or Asset Sale Offer, as applicable, Notes owned by an Affiliate of the Company shall be deemed to be outstanding for the purposes of such tender offer, Change of Control Offer, Alternate Offer, Advance Offer or Asset Sale Offer, as applicable.
(f)The Company may redeem Notes pursuant to one or more of the relevant provisions in this Indenture, and a single notice of redemption may be delivered with respect to redemptions made pursuant to different provisions. Any such notice may provide that redemptions made pursuant to different provisions may have different Redemption Dates or may specify the order in which redemptions taking place on the same Redemption Date are deemed to occur.
(g)The Company, their direct and indirect equityholders, any of its Subsidiaries and their respective affiliates and members of our management may acquire the Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise.
Section 3.02Notice to Trustee. If the Company elects to redeem Notes pursuant to Section 3.01, it shall furnish to the Trustee, at least two Business Days (or such shorter period as the Trustee consents to in its sole judgment) but not more than 60 days before notice of a redemption is to be delivered electronically or mailed by first class mail to Holders, an Officers’ Certificate stating that the Company is redeeming Notes pursuant to the applicable subsection of Section 3.01, the date notice of redemption is to be delivered to Holders, the redemption date, the aggregate principal amount of Notes to be redeemed, the redemption price for such Notes, any calculations pursuant to Section 3.01(b), the amount of accrued and unpaid interest on such Notes as of the redemption date and, if applicable, the manner in which Notes are to be selected for redemption, in accordance with Section 3.03, if less than all outstanding Notes are to be redeemed. If the Trustee is not the Registrar, the Company shall, concurrently with delivery of its notice to the Trustee of a redemption, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, and the aggregate principal amount of Notes held by each Holder.
If the Company is required to offer to purchase Notes pursuant to Section 4.13 or 4.14, it shall furnish to the Trustee, at least two Business Days (or such shorter period as the Trustee consents to in its sole judgment) before notice of the corresponding Offer is to be mailed to Holders, an Officers’ Certificate setting forth that the Offer is being made pursuant to Section 4.13 or 4.14, as the case may be, the purchase date, the maximum principal amount of Notes the Company is offering to purchase pursuant to such Offer, the purchase price for such Notes, the amount of accrued and unpaid interest on such Notes as of the purchase date and, if applicable, the manner in which Notes are to be selected for purchase, in accordance with Section 3.03, if less than all outstanding Notes are to be purchased.
The Company will also provide the Trustee with any additional information that the Trustee reasonably requests in connection with any redemption or Offer.
For the avoidance of doubt, the requirements of this section shall not apply to a Special Mandatory Redemption.
Section 3.03Selection of Notes to Be Redeemed or Purchased. If less than all outstanding Notes are to be redeemed or if less than all Notes tendered pursuant to an Offer are to be purchased by the Company, the Trustee, on behalf of the Company, shall select the outstanding Notes to be redeemed or purchased by the Company, in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on such an exchange the Trustee, on behalf of the Company, shall select the outstanding Notes to be redeemed or purchased, on a pro rata basis, by lot or by any other method that the Trustee deems fair and appropriate or, in the event the Notes are in global form, as otherwise prescribed by DTC. Notes redeemed or purchased in part shall only be redeemed or purchased in integral multiples of $1,000. If the Company elects to deliver notice of a redemption to Holders, the Trustee shall at least five days prior to the date notice of redemption is to be delivered, (i) select, on behalf of the Company, the Notes to be redeemed from Notes outstanding not previously called for redemption, and (ii) notify the Company of the names of each Holder of Notes selected for redemption, the principal amount of Notes held by each such Holder and the principal amount of such Holder’s Notes that are to be redeemed. If fewer than all Notes tendered pursuant to an Offer are to be purchased, the Trustee shall, on behalf of the Company, select on or prior to the purchase date for such Offer the Notes to be purchased. The Trustee shall select for redemption or purchase Notes or portions of Notes in integral multiples of $1,000. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or tendered pursuant to an Offer also apply to portions of Notes called for redemption or tendered pursuant to an Offer. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be called for redemption or selected for purchase. The Company shall notify the Trustee of its acceptance for payment of the Notes selected for redemption or purchase.

Section 3.04Notice of Redemption.
(a)Subject to Section 3.04(b) below, at least 10 days but not more than 60 days before the redemption date, the Company shall deliver electronically or mail by first class mail a notice of redemption to each Holder of Notes that are to be redeemed. With respect to any redemption of Notes, the notice shall identify the Notes or portions thereof, if applicable, to be redeemed and shall state: (1) the redemption date; (2) the redemption price for the Notes and the amount of unpaid and accrued interest on such Notes as of the date of redemption; (3) the paragraph of the Notes or section of this Indenture pursuant to which the Notes called for redemption are being redeemed; (4) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued; (5) the name and address of the Paying Agent; (6) that Notes called for redemption, if held in physical form, must be surrendered to the Paying Agent to collect the redemption price for, and any accrued and unpaid interest on, such Notes; (7) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; and (8) that no representation is made as to the correctness or accuracy of the CUSIP number listed in such notice and printed on the Notes.
(b)Notice of any redemption or offer to purchase, whether in connection with an Equity Issuance, Change of Control, Asset Sale or other transaction or event or otherwise, may, at the Company’s discretion, be given prior to the completion or occurrence thereof, and any such redemption, offer to purchase or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a transaction (including, without limitation, an Equity Issuance, an incurrence of Indebtedness, Change of Control, Change of Control Repurchase Event, Asset Sale or other transaction or event, as the case may be). If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption or repurchase date may be delayed until such time (including more than 60 days after the date the notice of redemption or offer to purchase was sent) as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption or purchase date, or by the redemption or purchase date so delayed, or that such notice or offer may be rescinded at any time in the Company’s sole discretion if the Company determines that any or all of such conditions will not be satisfied or waived. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.
(c)At the Company’s request, the Trustee shall (at the Company’s expense) give the notice of any redemption to Holders; provided, however, that the Company shall deliver to the Trustee, at least two Business Days prior to the date that notice of such redemption is to be delivered electronically or mailed to Holders (or, in either case, such shorter period as the Trustee consents to in its sole judgment) an Officers’ Certificate that (i) requests the Trustee to give notice of the redemption to Holders, (ii) sets forth the information to be provided to Holders in the notice of redemption, as set forth in Section 3.04(b), and (iii) sets forth the aggregate principal amount of Notes to be redeemed and the amount of accrued and unpaid interest thereon as of the redemption date. If the Trustee is not a Registrar, the Company shall, concurrently with any such request, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, the address of, and the aggregate principal amount of Notes held by, each Holder; provided further that any such Officers’ Certificate may be delivered to the Trustee on a date later than permitted under this Section 3.04(c) if such later date is acceptable to the Trustee.
Section 3.05Effect of Notice of Redemption. Except if such redemption would violate the terms of any Senior Credit Facilities and subject to 3.04(b), once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date at the price set forth in the Note.
Section 3.06Deposit of Redemption Price.
(a)On or prior to any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued interest on, all Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company, no later than five days after any redemption date, any money (including accrued interest) that exceeds the amount necessary to pay the redemption price of, and accrued interest on, all Notes redeemed.
(b)If the Company complies with Section 3.06(a), interest on the Notes to be redeemed will cease to accrue on such Notes on the applicable redemption date, whether or not such Notes are presented for payment. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business of such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with Section 3.06(a), to the extent lawful, the Company shall pay interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company, regardless of whether or not a claim for post-filing interest is allowed in such proceedings) on the overdue principal, premium, if any, and interest from the redemption date until such principal, premium and interest are paid, at a rate equal to the then applicable interest rate on the Notes compounded semi-annually as provided in the Notes and Section 4.01.
Section 3.07Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the Company’s expense a new Note equal in principal amount to the unredeemed portion of the Note surrendered.
Section 3.08Special Mandatory Redemption. If (i) the Escrow Agent has not received a Release Request on or prior to the Escrow End Date, or (ii) the Escrow Issuer notifies the Escrow Agent and the Trustee in writing that Scripps will not pursue the consummation of the ION Acquisition or (iii) the ION Merger Agreement has been terminated in accordance with its terms (each of the above, a “Special Mandatory Redemption Event”), then the Escrow Agent shall, without the requirement of notice to or action by the Escrow Issuer, the Trustee or any other Person, (i) liquidate and release the Escrowed Funds (including investment earnings thereon and proceeds thereof) to the Trustee and (ii) provide notice to Scripps to provide payment with respect to the Scripps Escrow Guaranteed Obligations, and Scripps shall promptly (and in any event within two Business Days of the receipt of such notice) pay the amount necessary to fund the interest due on the Notes from the Issue Date to, but excluding, the Special Mandatory Redemption Date, to the Trustee and the Trustee shall apply (or cause a paying agent to apply) the amounts in the immediately preceding clauses (i) and (ii) to redeem the Notes (the “Special Mandatory Redemption”) on the third Business Day following the Special Mandatory Redemption Event (the “Special Mandatory Redemption Date”) or as otherwise required by the applicable procedures of DTC, at a redemption price (the “Special Mandatory Redemption Price”), equal to 100% of the issue price of the Notes, plus accrued and unpaid interest from the Issue Date or the most recent date to which interest has been paid or duly provided for on the Notes, as the case may be, to, but excluding, the Special Mandatory Redemption Date. On the Special Mandatory Redemption Date, the Trustee will pay to the Escrow Issuer any Escrowed Funds in excess of the amount necessary to effect the Special Mandatory Redemption.
ARTICLE IV

COVENANTS

Section 4.01Payment of Principal, Premium, and Interest. The Company shall pay the principal of, and premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Holders must surrender their Notes, if held in physical form, to the Paying Agent to collect principal payments. Principal, premium, or interest shall be considered paid on the date due if, by noon New York City time on such date, the Company has deposited with the Paying Agent money in immediately available funds designated for and sufficient to pay such principal, premium or interest. The Paying Agent shall return to the Company, no later than five days following the date of payment, any money (including accrued interest) that exceeds the amount then due and payable on the Notes.
The Company shall pay interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company, regardless of whether or not a claim for post-filing interest is allowed in such proceedings) on overdue principal, premium and interest (without regard to any applicable grace period) at a rate equal to the then applicable interest rate on the Notes to the extent lawful, compounded semiannually.
Payments of the principal of, premium (if any) and interest on any Global Notes will be made to the Depositary or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.
Section 4.02Reports. Whether or not the Company is then subject to Section 13(a) or 15(d) of the Exchange Act, the Company will file with the Commission, so long as any Notes are outstanding, the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if the Company were so subject, and such documents shall be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which the Company would have been required so to file such documents if the Company were so subject.
If the Company or any Parent Entity does not file reports containing such information with the SEC, then the Company will make available such information and such reports to any Holder of the Notes and to any beneficial owner of the Notes, in each case by posting such information at the times the Company would be required to provide such information pursuant to the preceding paragraph on a password-protected website or online data system which will require a confidentiality acknowledgment, and will make such information readily available to any bona fide prospective investor, any securities analyst (to the extent providing analysis of investment in the Notes) or any market maker in the Notes who agrees to treat such information as confidential; provided that the Company shall post such information thereon and make readily available any password or other login information to any such bona fide prospective investor, securities analyst or market maker; and provided, further, that such Holders, beneficial owners, bona fide prospective investors, securities analysts and market makers shall agree to

(A) treat all such reports (and information contained therein) as confidential, (B) not to use such reports (and the information contained therein) for any purpose other than their investment or potential investment in the Notes and (C) not publicly disclose any such reports (and the information contained therein).
In addition, to the extent not satisfied by the foregoing, for so long as any Notes are outstanding, the Company shall furnish to holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
The Company may satisfy its obligations under this Section 4.02 with respect to financial information relating to the Company by furnishing financial information relating to a Parent Entity; provided that, the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such Parent Entity, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a standalone basis, on the other hand. For the avoidance of doubt, the consolidating information referred to in the proviso in the preceding sentence need not be audited.
Notwithstanding the foregoing, if the Company or any Parent Entity of the Company has furnished the holders of Notes or filed with the Commission the reports described in this Section 4.02 with respect to the Company or any Parent Entity, the Company shall be deemed to be in compliance with the provisions of this Section 4.02.
Notwithstanding anything herein to the contrary, the Company will not be deemed to have failed to comply with any of its agreements under this Section 4.02 for purposes of Section 6.01(a)(iii) until 120 days after the date any report hereunder is required to be filed with the Commission (or posted in the Company’s website) pursuant to this Section 4.02.
Section 4.03Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers’ Certificate stating that (i) a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made to determine whether the Company has kept, observed, performed and fulfilled all of its obligations under this Indenture and the Notes, (ii) such review was supervised by the Officers of the Company signing such certificate, and (iii) that to the best knowledge of each Officer signing such certificate, (a) the Company has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default occurred and is continuing, describing all such Defaults or Events of Default of which each such Officer may have knowledge and what action the Company has taken or proposes to take with respect thereto), and (b) no event has occurred and remains in existence by reason of which payments on account of the principal of, or premium, if any, or interest on, the Notes are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. For purposes of this Sction 4.03, such compliance shall be determined without regard to any period of grace or requirement of notice provided hereunder.
The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, promptly after (but not later than 30 days after becoming aware of such Default or Event of Default) any Officer of the Company becomes aware of such Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto (unless such Default or Event or Default has been cured or waived within such 30-day period).
Section 4.04Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that might affect the covenants or the performance of its obligations under this Indenture and the Notes; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee pursuant to this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.05Limitation on Restricted Payments.
(a)The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment (including by operation of or as a result of an LLC Division), unless at the time of and immediately after giving effect to the proposed Restricted Payment (with the value of any such Restricted Payment, if other than cash, to be determined by the Board of Directors in good faith, whose determination shall be conclusive and evidenced by a board resolution), (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, (ii) the Company could incur at least $1.00 of Permitted Leverage Ratio Debt and (iii) the aggregate amount of all Restricted Payments made after April 28, 2017 shall not exceed the sum of (without duplication) (a) $225.0 million, plus (b) an amount equal to the Company’s Cumulative Consolidated EBITDA less 1.4 times the Company’s Cumulative Consolidated Interest Expense, plus (c) the aggregate amount of all Net Cash Proceeds received after April 28, 2017 by the Company from (x) the issuance and sale (other than to a Subsidiary of the Company) of Capital Stock of the Company (other than Disqualified Stock or Designated Preferred Stock, but including, for the avoidance of doubt, the Berkshire Preferred Stock) to the extent that such proceeds are not used to redeem, repurchase, retire or otherwise acquire Capital Stock or any Indebtedness of the Company or any Subsidiary of the Company pursuant to Section 4.05(b)(ii) or (y) Indebtedness of the Company issued since April 28, 2017 (other than to Subsidiaries) that have been converted into Capital Stock of the Company (other than Disqualified Stock or Designated Preferred Stock), plus (d) to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after April 28, 2017, 100% of the fair market value of such Subsidiary as of the date of such redesignation, other than to the extent of the amount that constituted a Permitted Investment made under clause (x) of the definition of “Permitted Investments” and such redesignation will increase the amount available under such clause, plus (e) the aggregate amount returned in cash or Cash Equivalents with respect of Investments (other than Permitted Investments) made after April 28, 2017 whether through interest payments, principal payments, dividends or other distributions, plus (f) the aggregate amount of Declined Proceeds since the Escrow Release Date, plus (g) in the case of the disposition or repayment of any Investment for cash, which Investment constituted a Restricted Payment made after April 28, 2017, an amount equal to the return of capital with respect to such Investment, reduced (but not below zero) by the excess, if any, of the cost of the disposition of such Investment over the gain, if any, realized by the Company or such Restricted Subsidiary in respect of such disposition.

(b)The provisions of Section 4.05(a) will not prohibit the following actions:
(i)the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at such declaration date such payment would have been permitted under this Indenture;
(ii)the prepayment, redemption, repurchase, retirement, defeasance, discharge or other acquisition of any Capital Stock or any Indebtedness of the Company in exchange for, or out of the proceeds of the sale (other than to a Subsidiary of the Company), within six months prior to the consummation of such prepayment, redemption, repurchase, retirement, defeasance, discharge or other such acquisition of any Capital Stock or Indebtedness of the Company, of Capital Stock of the Company (other than any Disqualified Stock or Designated Preferred Stock) (“Refunding Capital Stock”);
(iii)the prepayment, repurchase, redemption, retirement, defeasance, discharge or other repayment of any Subordinated Indebtedness of the Company or a Subsidiary Guarantor in exchange for, by conversion into or solely out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Subordinated Indebtedness of the Company or such Subsidiary Guarantor with a Weighted Average Life to Maturity equal to or greater than the then remaining Weighted Average Life to Maturity of the Subordinated Indebtedness repurchased, redeemed or repaid;
(iv)any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Preferred Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Preferred Stock of the Company or a Restricted Subsidiary, as the case may be, that, in the case of Disqualified Stock, is permitted to be incurred pursuant to Section 4.07;
(v)any purchase, repurchase, redemption, defeasance, discharge or other acquisition or retirement of Preferred Stock of a Restricted Subsidiary, Subordinated Indebtedness or Disqualified Stock:
(a)from Excess Proceeds to the extent permitted under Section 4.14, but only if the Company shall have first complied with Section 4.14 and purchased all Notes tendered pursuant to any offer to repurchase all the Notes required thereby, prior to purchasing, repurchasing, redeeming, defeasing, discharging or otherwise acquiring or retiring such Subordinated Indebtedness, Disqualified Stock or Preferred Stock; or
(b)to the extent required by the agreement governing such Subordinated Indebtedness, Disqualified Stock or Preferred Stock, following the occurrence of a Change of Control Repurchase Event (or other similar event described as a “change of control”), but only if the Company shall have first complied with Section 4.13 and purchased all Notes tendered pursuant to the offer to repurchase all the Notes required thereby, prior to purchasing, repurchasing, redeeming, defeasing, discharging or otherwise acquiring or retiring such Subordinated Indebtedness, Disqualified Stock or Preferred Stock; or
(c)consisting of Acquired Debt (other than Indebtedness incurred (A) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Company or a Restricted Subsidiary or (B) otherwise in connection with or contemplation of such acquisition);
(vi)Restricted Investments received as consideration in connection with an Asset Sale made in compliance with this Indenture;
(vii)the making of a Restricted Investment out of the proceeds of the sale (other than to a Subsidiary of the Company) within one year prior to the making of such Restricted Investment of Capital Stock of the Company (other than any Disqualified Stock or Designated Preferred Stock);
(viii)the payment of any dividend or distribution by a Subsidiary that is a Qualified Joint Venture to the holders of its Capital Stock on a pro rata basis;
(ix)the repurchase, redemption or other acquisition or retirement for value or forfeiture of any Capital Stock of the Company or any Parent Entity to effect the repurchase, redemption, acquisition or retirement of Capital Stock that is held by any member or former member of the Company’s (or any Parent Entity’s or Subsidiary’s) management, or by any of its respective directors, employees or consultants; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock may not exceed the sum of $15.0 million in any calendar year (with unused amounts in any calendar year being available to be so utilized in succeeding calendar years); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:
(a)the Net Cash Proceeds from the sale of Capital Stock (other than Disqualified Stock or Designated Preferred Stock) of the Company and, to the extent contributed to the capital of the Company (other than through the issuance of Disqualified Stock or Designated Preferred Stock), Capital Stock of any Parent Entity, in each case to members of management, directors or consultants of the Company, any of its Subsidiaries or any Parent Entity that occurred after April 28, 2017, to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of clause (iii) of Section 4.05(a); plus
(b)the net cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after April 28, 2017; less
(c)the amount of any Restricted Payments made in previous calendar years pursuant to Section 4.05(b)(ix)(a) and 4.05(b)(ix)(b);
and provided, further, that cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from any future, present or former members of management, directors, employees or consultants of the Company, or any Parent Entity or Restricted Subsidiaries in connection with a repurchase of Capital Stock of the Company or any Parent Entity will not be deemed to constitute a Restricted Payment for purposes of this Section 4.05 or any other provision of this Indenture;
(x)after creation of a Parent Entity, dividends, loans, advances or distributions to any Parent Entity or other payments by the Company or any Restricted Subsidiary in amounts equal to (without duplication):

(a)the amounts required for any Parent Entity to pay any Parent Entity Expenses;
(b)Permitted Tax Distributions; or
(c)amounts constituting or to be used for purposes of making payments to the extent specified in Section 4.08(b)(i) and 4.08(b)(v);
(xi)payments by the Company, or loans, advances, dividends or distributions to any Parent Entity to make payments, to holders of Capital Stock of the Company or any Parent Entity in lieu of the issuance of fractional shares of such Capital Stock;
(xii)(i) the declaration and payment of dividends on Designated Preferred Stock of the Company issued after April 28, 2017; and (ii) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock; provided, however, that, in the case of clause (i), the amount of all dividends declared or paid pursuant to this clause shall not exceed the Net Cash Proceeds received by the Company or the aggregate amount contributed in cash to the equity (other than through the issuance of Disqualified Stock of the Company), from the issuance or sale of such Designated Preferred Stock; provided, further, in the case of clauses (i) and (ii), that for the most recently ended Test Period immediately preceding the date of issuance of such Designated Preferred Stock or declaration of such dividends on such Refunding Capital Stock, after giving effect to such payment on a pro forma basis the Company would be permitted to incur at least $1.00 of Permitted Leverage Ratio Debt;
(xiii)dividends or other distributions by the Company or any Restricted Subsidiary of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries (unless the Unrestricted Subsidiary’s principal asset is cash and Cash Equivalents);
(xiv)the repurchase of Equity Interests deemed to occur upon the exercise or conversion of stock options, warrants or other convertible securities or that are surrendered in connection with satisfying any income tax withholding obligation related to any such exercise or vesting of any equity award, and the payment of cash in lieu of the issuance of fractional shares of Equity Interests upon the exercise or conversion of securities exercisable or convertible into Equity Interests of the Company or arising out of stock dividends, splits or combinations or business combinations;
(xv)payments or distributions to dissenting stockholders pursuant to applicable law in connection with a consolidation, merger, or transfer of assets that complies with the provision of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company;
(xvi)mandatory redemptions of Disqualified Stock issued as a Restricted Payment or as consideration for a Permitted Investment; provided that the amount of such redemptions are no greater than the amount that constituted a Restricted Payment or Permitted Investment;
(xvii)distributions or payments of Securitization Fees, sales contributions and other transfers of Securitization Assets and purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation, in each case in connection with a Qualified Securitization Financing;

(xviii)Restricted Payments consisting of dividends on any Capital Stock of the Company or any Parent Entity not to exceed in any fiscal year the greater of $75.0 million and 6.0% of Market Capitalization at the time of declaration; provided that any such unused amounts in any fiscal year may be carried forward to subsequent fiscal years in an aggregate amount not to exceed 25.0% of the cumulative amount permitted pursuant to this clause (xviii) (for the avoidance of doubt, prior to giving effect to this proviso);
(xix)the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries issued in accordance with Section 4.07;
(xx)any Restricted Payment made in connection with the Transactions and the fees and expenses related thereto or used to fund amounts owed in connection with the Transactions, including the settlement of claims or actions in connection with the Acquisition or to satisfy indemnity or other similar obligations or any other earnouts, purchase price adjustments, working capital adjustments and any other payments under the Transaction Agreements; and
(xxi)(A) other Restricted Payments not to exceed the greater of (x) $175.0 million and (y) 25.0% of L8QA Consolidated EBITDA in the aggregate and (B) so long as no Default or Event of Default has occurred and is continuing (or would result therefrom), any Restricted Payments (in addition to Restricted Payments under clause (A) of this clause (xxi) and the above clauses (i) through (xx) of this Section 4.05(b)), so long as, after giving pro forma effect to the payment of any such Restricted Payment, the Debt to Consolidated EBITDA Ratio shall be no greater than 4.00 to 1.00
(c)In computing the amount of Restricted Payments for purposes of Section 4.05(a), Restricted Payments made under clauses (i), (vii) and (xi) of Section 4.05(b) shall be included and Restricted Payments made under the other clauses of Section 4.05(b) shall not be included.
(d)For purposes of determining compliance with this Section 4.05, in the event that a proposed Restricted Payment or Investment (or a portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (i) through (xxi) of Section 4.05(b) and/or one or more of the clauses contained in the definition of “Permitted Investments” and/or is entitled to be made pursuant to Section 4.05(a), the Company will be entitled to divide or classify or later divide, classify or reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment or Investment (or a portion thereof) between such clauses (i) through (xxi) of Section 4.05(b) and/or Section 4.05(a) and/or one or more of the clauses contained in the definition of “Permitted Investments,” in any manner that otherwise complies with this Section 4.05.
(e)For the avoidance of doubt, this Section 4.05 shall not restrict the making of any “AHYDO catch-up payment” with respect to, and required by the terms of, any Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be incurred under the terms of this Indenture.
Section 4.06Maintenance of Existence. Subject to Section 4.14 and Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company and each of its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, or the corporate, partnership or other existence of any

Restricted Subsidiary, if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole, or that the loss thereof is not adverse in any material respect to the Holders.
Section 4.07Limitation on Incurrence of Indebtedness.
(a)The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for (“incur”) any Indebtedness (including Acquired Debt) if, immediately after giving pro forma effect to such incurrence and the application of the proceeds thereof, the Debt to Consolidated EBITDA Ratio of the Company and its Restricted Subsidiaries is more than 7.00 to 1.00 (any such Indebtedness so permitted to be incurred, “Permitted Leverage Ratio Debt”); provided that Non-Guarantors may not incur Indebtedness under this Section 4.07(a) if, after giving pro forma effect to such incurrence (including a pro forma application of the net proceeds therefrom), more than an aggregate of the greater of (i) $75.0 million and (ii) 11.0% of L8QA Consolidated EBITDA would be outstanding pursuant to this Section 4.07(a) at such time.
(b)Section 4.07(a) will not apply to the incurrence of any of the following (collectively, “Permitted Indebtedness”):
(i)Indebtedness of the Company or any of its Restricted Subsidiaries incurred under Senior Credit Facilities, and Refinancing Indebtedness in respect thereof, in an aggregate principal amount at any time outstanding not to exceed (A) the greater of (x) $2,700.0 million and (y) 400% of L8QA Consolidated EBITDA plus (B) $500.0 million; plus in the case of any Refinancing Indebtedness permitted under this clause or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing Indebtedness;
(ii)Indebtedness of the Company represented by (a) the Notes (other than Additional Notes) issued on the Issue Date (and for the avoidance of doubt, Indebtedness of the Escrow Issuer in respect of the Notes issued on the Issue Date), (b) the Secured Notes issued on the Issue Date (and for the avoidance of doubt, Indebtedness of the Escrow Issuer in respect of the Secured Notes issued on the Issue Date), (c) the Existing Notes and (d) Indebtedness of any Subsidiary Guarantor represented by a Subsidiary Guarantee in respect therefor or in respect of Additional Notes incurred in accordance with this Indenture;
(iii)Indebtedness of the Company or any of its Restricted Subsidiaries consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business or consistent with past practice;
(iv)the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:
(a)if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness and such Indebtedness is owed to or held by a Restricted Subsidiary that is not a Subsidiary Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Guarantee of such Subsidiary Guarantor, in the case of a Subsidiary Guarantor; and
(b)(i) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any transfer or other disposition of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (iv);
(v)Indebtedness of the Company consisting of guarantees of Indebtedness and other obligations of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary consisting of guarantees of any Indebtedness and other obligations of the Company or another Restricted Subsidiary, which Indebtedness of the Company or another Restricted Subsidiary has been incurred in accordance with the provisions of this Indenture;
(vi)Hedging Obligations (not for speculative purposes);
(vii)Indebtedness (including Permitted Purchase Money Indebtedness and Capital Lease Obligations) incurred or issued by the Company or any of its Restricted Subsidiaries to finance the purchase, lease, expansion, construction, development, installation, replacement, relocation, renewal, maintenance, upgrade, repair or improvement of property (real or personal), equipment or any other asset, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate amount not to exceed the greater of (a) $200.0 million and (b) 28.0% of L8QA Consolidated EBITDA (in each case, calculated at the time of incurrence or issuance) (it being understood that any Indebtedness incurred pursuant to this clause (vii) shall cease to be deemed incurred pursuant to this clause (vii), and shall be deemed to be Permitted Leverage Ratio Debt, from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness as Permitted Leverage Ratio Debt);
(viii)Acquisition Debt of the Company or a Restricted Subsidiary if (w) such Acquisition Debt is incurred within 270 days after the date on which the related definitive acquisition agreement or LMA, as the case may be, was entered into by the Company or such Restricted Subsidiary, (x) the aggregate principal amount of such Acquisition Debt is no greater than the aggregate principal amount of Acquisition Debt set forth in a notice from the Company to the Trustee (an “Incurrence Notice”) within 30 days after the date on which the related definitive acquisition agreement or LMA, as the case may be, was entered into by the Company or such Restricted Subsidiary, which notice shall be executed on the Company’s behalf by the chief financial officer of the Company in such capacity and shall describe in reasonable detail the acquisition or LMA, as the case may be, which such Acquisition Debt will be incurred to finance, (y) after giving pro forma effect to the acquisition or LMA, as the case may be, described in such Incurrence Notice, the Company or such Restricted Subsidiary could have incurred such Acquisition Debt under this Indenture as of the date upon which the Company delivers such Incurrence Notice to the Trustee and (z) such Acquisition Debt is utilized solely to finance the acquisition or LMA, as the case may be, described in such Incurrence Notice (including to repay or refinance Indebtedness or other obligations incurred in connection with such acquisition or LMA, as the case may be, and to pay related fees and expenses);

(ix)Indebtedness of (x) the Company or any Restricted Subsidiary incurred or issued to finance an acquisition or LMA (or other purchase of assets) or (y) Persons that are acquired by the Company or any Restricted Subsidiaries or merged with or into or consolidated with the Company or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that in the case of clauses (x) and (y), after giving pro forma effect to such acquisition, LMA, purchase of assets, merger or consolidation and incurrence of Indebtedness, (i) the aggregate amount of such Indebtedness incurred under this subclause (i) does not exceed the greater of $175.0 million and 25.0 % of L8QA Consolidated EBITDA at any time outstanding (it being understood that any Indebtedness incurred pursuant to this clause (ix)(i) shall cease to be deemed incurred pursuant to this clause (ix)(i), and shall be deemed to be Permitted Leverage Ratio Debt, from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness as Permitted Leverage Ratio Debt) or (ii) either:
(a)the Company would be permitted to incur at least $1.00 of Permitted Leverage Ratio Debt (measured at the time of entry into definitive documentation);
(b)the Debt to Consolidated EBITDA Ratio of the Company and the Restricted Subsidiaries (measured at the time of entry into definitive documentation) would not be greater than immediately prior to such acquisition, LMA, merger or consolidation; or
(c)such Indebtedness is Acquired Debt of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary and not incurred in contemplation thereof (provided that, in the case of this clause (c), the only obligors with respect to such Indebtedness shall be those Persons who were obligors of such Indebtedness prior to such Person becoming a Restricted Subsidiary, on the date of consummation of such acquisition, merger, consolidation or other combination);
(x)Refinancing Indebtedness in respect of Indebtedness permitted by Section 4.07(a), clause 4.07(b)(ii), clause 4.07(b)(iii), clause 4.07(b)(vii), clause 4.07(b)(viii), clause 4.07(b)(ix), this clause 4.07(b)(x) or clauses 4.07(b)(xi), 4.07(b)(xvi) or 4.07(b)(xix);
(xi)Indebtedness of the Company or any Restricted Subsidiary existing on the Escrow Release Date;
(xii)Indebtedness arising from agreements of the Company or any Restricted Subsidiary providing for indemnification, obligations in respect of earn-outs, adjustments of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition, LMA or disposition of any business or assets (including the Transactions);
(xiii)Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit, bankers’ acceptances, bank guarantees, warehouse receipts or similar instruments issued or entered into, or relating to obligations or liabilities incurred, in the ordinary course of business or consistent with industry or past practice, including letters of credit in favor of suppliers or trade creditors or in respect of workers’ compensation claims, performance, completion or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to obligations regarding workers’ compensation claims, performance, completion or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance;
(xiv)Obligations (including reimbursement obligations with respect to letters of credit or bank guarantees or similar instruments) in respect of self-insurance and obligations in respect of stays, customs, performance, bid, indemnity, appeal, judgment, surety and other similar bonds or instruments and performance, bankers’ acceptance facilities and completion guarantees and similar obligations provided by the Company or any Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with industry or past practice;
(xv)the incurrence by the Company or any of its Restricted Subsidiaries of (a) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or consistent with past practice, (b) Indebtedness owed on a short-term basis to banks and other financial institutions incurred in the ordinary course of business or consistent with past practice of the Company and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Company and its Restricted Subsidiaries and (c) Indebtedness arising from Cash Management Services;
(xvi)Indebtedness of Non-Guarantors, together with any Refinancing Indebtedness in respect thereof, in an aggregate amount not to exceed the greater of (a) $75.0 million and (b) 11.0% of L8QA Consolidated EBITDA at any time outstanding;
(xvii)Indebtedness incurred by a Securitization Subsidiary in a Qualified Securitization Financing that is not recourse (except for Standard Securitization Undertakings) to the Company or any of its Restricted Subsidiaries or arising under any Receivables Facility;
(xviii)Indebtedness of the Company or a Restricted Subsidiary to the extent the proceeds of such Indebtedness are deposited and used to defease or discharge or otherwise prepay the Notes under Section 8.01;
(xix)Indebtedness in an aggregate outstanding principal amount which, when taken together with any Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness incurred pursuant to this clause (xix) and then outstanding, will not exceed 100% of the Net Cash Proceeds received by the Company from the issuance or sale (other than to a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock or Designated Preferred Stock) or otherwise contributed to the equity (other than through the issuance of Disqualified Stock or Designated Preferred Stock) of the Company, in each case, subsequent to the Escrow Release Date; provided, however, that (a) any such Net Cash Proceeds that are so received or contributed shall not increase the amount available for making Restricted Payments to the extent the Company and its Restricted Subsidiaries incur Indebtedness in reliance thereon and (b) any Net Cash Proceeds that are so received or contributed shall be excluded for purposes of incurring Indebtedness pursuant to this clause to the extent such Net Cash Proceeds or cash have been applied to make Restricted Payments;
(xx)unsecured Indebtedness of the Company owing to any current, future or former director, officer or employee of the Company or any of its Restricted Subsidiaries or their respective assigns, estates, heirs or their current, future or former spouses for the repurchase, redemption or other acquisition or retirement for value of any Capital Stock held by them that would have otherwise been permitted pursuant to clause 4.05(b)(ix) above;
(xxi)Indebtedness representing deferred compensation or similar arrangements (a) to any current, future or former director, officer or employee of the Company or any of its Restricted Subsidiaries incurred in the ordinary course of business or consistent with past practice or (b) incurred in connection with any Investment, LMA or acquisition (by merger, consolidation, amalgamation or otherwise) or in connection with a Permitted Change of Control;
(xxii)Indebtedness attributable to (but not incurred to finance) the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, in each case with respect to the Transactions or any other acquisition (by merger, consolidation or amalgamation or otherwise) permitted or not prohibited by the terms of this Indenture;
(xxiii)to the extent constituting Indebtedness, customer deposits and advance payments received in the ordinary course of business or consistent with past practice from customers for goods and services purchased in the ordinary course of business or consistent with past practice; and
(xxiv)Indebtedness of the Company and its Restricted Subsidiaries in addition to that described in clauses (i) through (xxiii) of this Section 4.07(b), and any renewals, extensions, substitutions, refundings, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness incurred and then outstanding pursuant to this clause (xxiv) does not exceed the greater of $350.0 million and 50.0% of L8QA Consolidated EBITDA calculated at the time of incurrence at any one time outstanding, plus, in the case of any such renewals, extensions, substitutions, refundings, refinancings or replacements of Indebtedness permitted under this clause (xxiv) or any portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection therewith such refinancing. Any Indebtedness incurred pursuant to this clause (xxiv) shall cease to be deemed incurred pursuant to this clause (xxiv), and shall be deemed to be Permitted Leverage Ratio Debt, from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness as Permitted Leverage Ratio Debt.
(c)For purposes of determining compliance with this Section 4.07:
(i)In the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness permitted pursuant to clauses 4.07(b)(i) through 4.07(b)(xxiv) above or is entitled to be incurred pursuant to Section 4.07(a), the Company shall, in its sole discretion, be permitted to divide or classify such item of Indebtedness in any manner that complies with this Section 4.07 and may from time to time divide or reclassify such items of Indebtedness (or any portion thereof) in any manner that would comply with this Section 4.07 at the time of such reclassification; for the avoidance of doubt, any incurrence of Indebtedness may, if applicable, be classified in part as being incurred under Section 4.07(a) and in part under one or more categories of Permitted Indebtedness;
(ii)Indebtedness permitted by this Section 4.07 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.07 permitting such Indebtedness;
(iii)In the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 4.07, the Company, in its sole discretion, shall be entitled to divide and classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses;
(iv)if obligations in respect of letters of credit, bankers’ acceptances or other similar instruments are incurred pursuant to any Senior Credit Facility and are being treated as Incurred pursuant to any clause of Section 4.07(b) or Section 4.07(a) and the letters of credit, bankers’ acceptances or other similar instruments relate to other Indebtedness, then such other Indebtedness shall not be included;
(v)accrual of interest (including interest paid-in-kind), the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness or Disqualified Stock, as the case may be, of the same class will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.07;
(vi)the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof; and
(vii)if Indebtedness or Disqualified Stock originally incurred in reliance upon a percentage of L8QA Consolidated EBITDA under this Section 4.07 is being refinanced and such refinancing would cause the maximum amount of Indebtedness or Disqualified Stock thereunder to be exceeded at such time, then such refinancing will nevertheless be permitted thereunder and such additional Indebtedness or Disqualified Stock will be deemed to have been incurred under the applicable provision so long as the principal amount or liquidation preference of such refinancing Indebtedness or Disqualified Stock does not exceed the principal amount or liquidation preference of Indebtedness or Disqualified Stock being refinanced, plus any applicable prepayment or redemption premiums and costs and expenses.
(d)Notwithstanding any other provision of this Section 4.07: (i) the maximum amount of Indebtedness that the Company or any Restricted Subsidiary of the Company may incur pursuant to this Section 4.07 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies; and (ii) Indebtedness incurred pursuant to the Senior Secured Credit Agreement prior to or on the Escrow Release Date shall be treated as incurred pursuant to Section 4.07(b)(i).
Section 4.08Limitation on Transactions with Affiliates.
(a)The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company or any Restricted Subsidiary unless (i) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would reasonably be expected to be available in a comparable transaction in arm’s-

length dealings with an unrelated third party, and (ii) with respect to any transaction or series of related transactions involving aggregate payments in excess of $50.0 million, such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors of the Company (and approved by a majority of the Independent Directors or, in the event there is only one Independent Director, by such Independent Director).
(b)Notwithstanding the foregoing, this Section 4.08 will not apply to (i) employment agreements or compensation or employee benefit arrangements or indemnification agreements or similar arrangements with any officer, director or employee of the Company (including benefits thereunder), (ii) any transaction entered into by or among the Company or any Restricted Subsidiary and one or more Restricted Subsidiaries, (iii) transactions pursuant to agreements existing on the Escrow Release Date (including the Transaction Agreements) and any amendment to or extensions or replacements thereof on terms not materially less favorable to the Company, (iv) Restricted Payments and Permitted Investments, (v) issuances of equity of the Company, (vi) transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an independent financial advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (i) of Section 4.08(a), (vii) payments by the Company (and any Parent Entity) and its Restricted Subsidiaries pursuant to any tax sharing agreements among the Company (and any such Parent Entity) and its Restricted Subsidiaries to the extent constituting Permitted Tax Distributions, (viii) any customary transaction with a Securitization Subsidiary effected as part of a Qualified Securitization Financing or Receivables Facility and any disposition of Securitization Assets or related assets in connection with any Qualified Securitization Financing and any repurchase of Securitization Assets pursuant to a Securitization Repurchase Obligation, (ix) transactions entered into by a Restricted Subsidiary with an Affiliate prior to the day such Restricted Subsidiary is designated as a Restricted Subsidiary (so long as such transaction was not entered into in contemplation of such redesignation), (x) the Transactions and the payment of all fees and expenses related to the Transactions, (xi) intellectual property licenses entered into in the ordinary course of business or consistent with industry or past practice and (xii) any transaction or series of related transactions involving aggregate payments of $40.0 million or less.
Section 4.09Limitation on Liens.
(a)The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, create, incur or assume any Lien that is not a Permitted Lien (each, a “Subject Lien”) that secures Obligations under any Indebtedness on or with respect to any of its property or assets now owned or hereafter acquired, unless (i) the Notes (or a Subsidiary Guarantee in the case of Subject Liens on assets or property of a Subsidiary Guarantor) are or will be substantially contemporaneously equally and ratably secured with (or at the Company’s option or if such Subject Lien secures Subordinated Indebtedness, on a senior basis to) the Obligations secured by such Subject Lien until such time as such Obligations are no longer secured by such Subject Lien or (ii) such Subject Lien is a Permitted Lien.
(b)Any Lien created for the benefit of the Holders of the Notes pursuant to this Section 4.09 shall be deemed automatically and unconditionally released and discharged upon the release and discharge of the Subject Lien that gave rise to the obligation to secure the Notes. In addition, in the event that a Subject Lien is or becomes a Permitted Lien, the Company may, at its option and without consent from any Holder, elect to release and discharge any Lien created for the benefit of the Holders pursuant to Section 4.09(a) in respect of such Subject Lien.

(c)With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.
Section 4.10Taxes. The Company shall, and shall cause each of its Restricted Subsidiaries to, pay or discharge all taxes, assessments and governmental levies the failure of which to pay would reasonably be expected to result in a material adverse effect on the condition, business or results of operations of the Company and its Restricted Subsidiaries taken as a whole, except for those taxes contested in good faith by appropriate proceedings or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.
Section 4.11Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any of its Restricted Subsidiaries that is not a Subsidiary Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Restricted Subsidiary of the Company to (i) pay dividends or make any other distributions to the Company or any Subsidiary Guarantor on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any Subsidiary Guarantor, (ii) make loans or advances to the Company or any Subsidiary Guarantor, or (iii) transfer any of its properties or assets to the Company or any Subsidiary Guarantor, except for such encumbrances or restrictions existing on the Escrow Release Date (including, for the avoidance of doubt, this Indenture, the Notes, the Subsidiary Guarantees and the Secured Indenture, the Secured Notes and the guarantees thereof and the security documents related thereto) or otherwise existing under or by reason of (a) the Senior Credit Facilities and the Existing Notes, and any amendments, restatements, renewals, replacements or refinancings thereof, (b) applicable law, (c) any instrument governing Indebtedness or Capital Stock of an Acquired Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with such acquisition); provided that such restriction is not applicable to any Person, or the properties or assets of any Person, other than the Acquired Person, (d) customary non-assignment provisions in leases entered into in the ordinary course of business, (e) purchase money Indebtedness or Capital Lease Obligations that only impose restrictions on the property so acquired (and proceeds generated therefrom), (f) an agreement for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary; provided that such restriction is only applicable to such Restricted Subsidiary or assets, as applicable, and such sale or disposition otherwise is permitted under Section 4.14, (g) customary provisions in leases, licenses, shareholder agreements, joint venture agreements, organizational documents and other similar agreements, including with respect to intellectual property, (h) any encumbrance or restriction on cash or other deposits or net worth imposed by customers under an agreement entered into the ordinary course of business or consistent with past practices, (i) any encumbrance or restriction pursuant to Hedging Obligations, (j) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred or issued subsequent to the Escrow Release Date pursuant to Section 4.07 that impose restrictions solely on the Foreign Subsidiaries party thereto or their Subsidiaries, (k) any encumbrance or restriction arising pursuant to an agreement or instrument, which, if it relates to any Indebtedness, shall only be permitted if such Indebtedness is permitted to be incurred pursuant to Section 4.07 if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole (i) are not materially less favorable to the Holders than the encumbrances and restrictions contained in the Senior Secured Credit Agreement, existing on the Escrow Release Date, together with the security documents associated therewith as in effect on the Escrow Release Date or (ii) either (a) the Company determines at the time of entry into such agreement or instrument that such encumbrances or restrictions will not adversely affect, in any material respect, the Company’s ability to make principal or interest payments on the Notes or (b) such encumbrance or restriction applies only during the continuance of a default relating to such agreement or instrument, (l) any encumbrance or restriction existing by reason of any lien permitted under Section 4.09, (m) restrictions created in connection with any Qualified Securitization Financing or Receivables Facility that, in the good faith determination of the Company, are necessary or advisable to effect such Securitization Facility or Receivables Facility; and (n) Refinancing Indebtedness permitted under this Indenture; provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are not materially more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing.
Section 4.12Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or an agency (which may be an office of any Agent) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.
The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any matter relieve the Company of its obligations to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.
Section 4.13Change of Control.
(a)In the event of a Change of Control Repurchase Event, the Company will make an offer to purchase all of the then outstanding Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, in accordance with the terms prescribed in this Section 4.13 (a “Change of Control Offer”).
(b)Within 60 days after any Change of Control Repurchase Event, the Company shall send (or cause to be sent) to each Holder of Notes a notice stating: (i) that a Change of Control Repurchase Event has occurred and that such Holder has the right to require the Company to purchase all or a portion (equal to $1,000 or an integral multiple thereof) of such Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (the “Change of Control Purchase Date”), which shall be a Business Day, specified in such notice, that is not earlier than 10 days or later than 60 days from the date such notice is sent, except in the case of a conditional Change of Control Offer made in advance of a Change of Control Repurchase Event as provided in Article III in which event such date of purchase need not be made within such 60 day period, (ii) the amount of accrued and unpaid interest as of the Change of

Control Purchase Date, (iii) that any Note not tendered will continue to accrue interest, (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Change of Control Offer, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Purchase Date, (v) that Holders electing to tender any Note or portion thereof will be required to surrender their Note, with a form entitled “Option of Holder to Elect Purchase” completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Purchase Date; provided that Holders electing to tender only a portion of any Note must tender a principal amount of $1,000 or integral multiples thereof; (vi) that Holders will be entitled to withdraw their election to tender Notes if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that Holders whose Notes are accepted for payment in part will be issued new Notes equal in principal amount to the unpurchased portion of Notes surrendered; provided that only Notes in a principal amount of $1,000 or integral multiples thereof will be accepted for payment in part. While the Notes are in global form and the Company makes an offer to purchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes or withdraw such election through the facilities of DTC, subject to its applicable rules and regulations.
(c)On the Change of Control Purchase Date, the Company will (i) accept for payment all Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest on such Notes as of the Change of Control Purchase Date, and (iii) deliver or cause to be delivered to the Trustee for cancellation all Notes tendered pursuant to the Change of Control Offer. The Paying Agent shall promptly deliver to each Holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for such Notes plus any accrued and unpaid interest thereon to the Change of Control Purchase Date, and the Trustee shall promptly authenticate and deliver to such Holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part for any reason consistent with this Indenture shall be promptly returned to the Holder of such Note. On and after a Change of Control Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company defaults in the payment of the purchase price therefor. The Company will announce the results of the Change of Control Offer to Holders of the Notes on or as soon as practicable after the Change of Control Purchase Date.
(d)The Company will comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in this Indenture by virtue thereof.
(e)The Company will not be required to make a Change of Control offer upon a Change of Control Repurchase Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.13 applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, (2) in connection with or in contemplation of any Change of Control Repurchase Event, the Company (or any Affiliate of the Company) has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control payment and has purchased all Notes properly tendered in accordance with the terms of the Alternate Offer or (3) notice of redemption has been given pursuant to Article III, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary herein, a Change of Control Offer or Alternate Offer may be made in advance of a Change of Control Repurchase Event, which may be conditional upon such Change of Control Repurchase Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer or Alternate Offer. A Change of Control Offer or Alternate Offer may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of this Indenture, the Notes and/or Subsidiary Guarantees (but the Change of Control Offer may not condition tenders on the delivery of such consents).
(f)The provisions under this Indenture relating to the Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control Repurchase Event, including the definition of “Change of Control,” may be waived or modified with the consent of the Holders of a majority in principal amount of all the then outstanding Notes.
Section 4.14Limitation on Asset Sales.
(a)The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Sale (including by operation of or as a result of an LLC Division) unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (determined by the Company in good faith as of the date the Company enters into a definitive agreement relating to such Asset Sale) of the assets or other property sold or disposed of in the Asset Sale and (ii) except (x) in the case of a Permitted Asset Swap or (y) if such Asset Sale has a purchase price of less than $100.0 million, at least 75% of such consideration for such Asset Sale, together with all other Asset Sales since the Escrow Release Date (on a cumulative basis), is in the form of cash or Cash Equivalents or assets used or useful in the business of the Company; provided that for purposes of this Section 4.14 “cash” shall include (A) the amount of any liabilities (other than liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) of the Company or such Restricted Subsidiary (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) that are assumed by the transferee in connection with such assets or other property in such Asset Sale (and excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale), but only to the extent that there is no further recourse to the Company or any of its Subsidiaries with respect to such liabilities; (B) any securities, notes or other obligations or assets received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Sale; and (C) any Designated Noncash Consideration having an aggregate fair market value that, when taken together with all other Designated Noncash Consideration previously received and then outstanding, does not exceed the greater of (x) $120.0 million and (y) 20.0% of L8QA Consolidated EBITDA at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).
Notwithstanding clause (ii) of this Section 4.14(a), (a) all or a portion of the consideration in connection with any such Asset Sale may consist of all or substantially all of the assets or a majority of the Voting Stock of an existing television or radio business, franchise or station or digital business

(whether existing as a separate entity, subsidiary, division, unit or otherwise) or any other Similar Business and (b) the Company may, and may permit its Subsidiaries to, issue shares of Capital Stock in a Qualified Joint Venture to a Qualified Joint Venture Partner without regard to clause (ii) of this Section 4.14(a); provided that, in the case of any of (a) or (b) of this sentence after giving effect to any such Asset Sale and related acquisition of assets or Voting Stock, (x) no Default or Event of Default shall have occurred or be continuing; and (y) the Net Proceeds of any such Asset Sale, if any, are applied in accordance with this Section 4.14.
(b)Within 450 days after the later of (A) the date of any Asset Sale and (B) the receipt of any Net Proceeds of such Asset Sale (the “Asset Sale Proceeds Application Period”), the Company or such Restricted Subsidiary, at its option, may elect to apply or cause to be applied the Net Proceeds from such Asset Sale:
(i)to repay: (A) Obligations under Secured Indebtedness (other than Indebtedness owed to the Company or a Restricted Subsidiary), and, in the case of revolving obligations (other than obligations in respect of any asset-based credit facility), to correspondingly reduce commitments with respect thereto and/or (B) Obligations under any unsecured Indebtedness of the Company or any Restricted Subsidiary that ranks pari passu in right of payment to the Notes (“Pari Passu Indebtedness”) and, in the case of revolving obligations (other than obligations in respect of any asset-based credit facility), to correspondingly reduce commitments with respect thereto; provided that in the case of any repayment pursuant to this clause (B), the Company or such Restricted Subsidiary will either (I) reduce Obligations under the Notes on a pro rata basis with such other Pari Passi Indebtedness by, at its option, (x) redeeming Notes pursuant to Section 3.01 or (y) purchasing Notes through open-market purchases or in privately negotiated transactions at market prices (which may be below par), or (II) make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes (which may be on a ratable basis with such other Pari Passu Indebtedness) for no less than 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon up to the principal amount of Notes to be repurchased; provided that to the extent the Company or any Restricted Subsidiary makes an offer to redeem, prepay, repay or purchase any Obligations pursuant to the foregoing clause (i) at a price of no less than 100% of the principal amount thereof, to the extent the relevant creditors do not accept such offering, the Company and the Restricted Subsidiaries will be deemed to have applied an amount of the Net Proceeds equal to such amount not so accepted in such offer, and such amount shall not increase the amount of Excess Proceeds (and such amount shall instead constitute Declined Proceeds);
(ii)to invest in the business of the Company and its Subsidiaries, including any investment in Additional Assets;
(iii)to make capital expenditures in or that are used or useful in a Similar Business or to make capital expenditures for maintenance, repair or improvement of existing assets in accordance with the terms of this Indenture;
provided that the Company may elect to deem Investments or capital expenditures within the scope of the foregoing clauses (ii) or (iii), as applicable, that occur prior to the receipt of the Net Proceeds to have been made in accordance with such clauses (ii) or (iii) so long as such deemed Investments or capital expenditures shall have been made no earlier than the earlier of (x) the execution of a definitive agreement relating to such Asset Sale and (y) the consummation of such Asset Sale; and/or

(iv)any combination of the foregoing;
provided that a binding commitment or letter of intent shall be treated as a permitted application of the Net Proceeds from the date of such commitment or letter of intent so long as the Company or a Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of the expiration of the Asset Sale Proceeds Application Period (an “Acceptable Commitment”) and such Net Proceeds are actually applied substantially in such manner within 180 days of the expiration of the Asset Sale Proceeds Application Period (the period from the consummation of the Asset Sale to such date, the “First Commitment Application Period”) or, in the event any Acceptable Commitment is later terminated or cancelled prior to the application of such Net Proceeds or such Net Proceeds are not so applied within such First Commitment Application Period, then such Net Proceeds shall constitute Excess Proceeds unless the Company or such Restricted Subsidiary reasonably intends to enter into another Acceptable Commitment prior to the expiration of the First Commitment Application Period (a “Second Commitment”) and such Net Proceeds are actually applied substantially in such manner within 180 days of the date of entering into the Second Commitment; provided, further, that if any Second Commitment is cancelled or terminated for any reason before such Net Proceeds are applied or if the date of such Second Commitment is not prior to the date of the expiration of the First Commitment Application Period then such Net Proceeds shall constitute Excess Proceeds.
(c)Any Net Proceeds from an Asset Sale not applied or invested as provided and within the time period set forth in Section 4.14(b) will be deemed to constitute “Excess Proceeds”; provided that any amount of Net Proceeds offered to Holders of the Notes pursuant to clause (i)(B)(II) of Section 4.14(b) shall not be deemed to be Excess Proceeds without regard to whether such offer is accepted by any Holders. In no event later than 20 Business Days after any date (a “Asset Sale Offer Trigger Date”) that the aggregate amount of Excess Proceeds exceeds $75.0 million, the Company shall commence an offer (an “Asset Sale Offer”) to all Holders of Notes and, if required or permitted by the terms of any Pari Passu Indebtedness (including, for the avoidance of doubt, the Secured Notes and the Existing Notes), to the holders of such Pari Passu Indebtedness as selected by the Company, to purchase the maximum aggregate principal amount (or accreted value, as applicable) of the Notes and such Pari Passu Indebtedness that is, with respect to the Notes only, in an amount equal to $1,000, or an integral multiple of $1,000 in excess thereof, that may be purchased out of the Excess Proceeds at an offer price, in the case of the Notes only, in cash in an amount equal to 100% of the principal amount thereof (or accreted value thereof, if less), plus accrued and unpaid interest, if any, to, but excluding, the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture, and in the case of such Pari Passu Indebtedness, at the offer price required by the terms thereof, in accordance with the procedures set forth in the agreement(s) governing such Pari Passu Indebtedness. The Company may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the time period that may be required by this Indenture with respect to all or a part of the available Net Proceeds (the “Advance Portion”) in advance of being required to do so by this Indenture (an “Advance Offer”).
To the extent that the aggregate amount (or accreted value, if applicable) of Notes and Pari Passu Indebtedness, as the case may be, tendered pursuant to an Asset Sale Offer is less than the amount offered in the Asset Sale Offer (or in the case of an Advance Offer, the Advance Portion), the Company may use any remaining Excess Proceeds (or in the case of an Advance Offer, the Advance Portion) (“Declined Proceeds”) for any purposes not otherwise prohibited under this Indenture. If the aggregate principal amount (or accreted value, if applicable) of Notes or the Pari Passu Indebtedness, as the case may be, surrendered by such holders thereof exceeds the amount offered in the Asset Sale Offer (or in the case of an Advance Offer, the Advance Portion), the Company shall purchase the Notes (subject to applicable DTC procedures as to Global Notes) and such Pari Passu Indebtedness, as the case may be, on a pro rata basis based on the aggregate principal amount (or accreted value, if applicable) of the Notes or such Pari Passu Indebtedness, as the case may be, tendered with adjustments as necessary so that no Notes or Pari Passu Indebtedness, as the case may be, will be repurchased in part in an unauthorized denomination. Upon completion of any such Asset Sale Offer (or Advance Offer), the amount of Excess Proceeds (or in the case of an Advance Offer, the Advance Portion) that resulted in the requirement to make an Asset Sale Offer shall be reset to zero (regardless of whether there are any remaining Excess Proceeds (or Advance Portion) upon such completion). Upon consummation or expiration of any Asset Sale Offer (or Advance Offer), any remaining Net Proceeds shall not be deemed Excess Proceeds and the Company may use such Net Proceeds for any purpose not otherwise prohibited under this Indenture.
(d)An Asset Sale Offer or Advance Offer may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of this Indenture, Notes, and/or Guarantees (but the Asset Sale Offer or Advance Offer may not condition tenders on the delivery of such consents).
(e)Pending the final application of an amount equal to the Net Proceeds pursuant to this Section 4.14, the holder of such Net Proceeds may apply any Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility (including under the Senior Secured Credit Agreement) or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.
(f)In connection with an Asset Sale Offer or Advance Offer, the Company shall deliver to each Holder of Notes a notice stating: (i) that the Company is offering to purchase the aggregate principal amount of Notes required to be offered for purchase pursuant to this Section 4.14 (and identifying other Indebtedness, if any, that is participating pro rata in such offer) on the date of purchase (the “Asset Sale Offer Purchase Date”), which shall be a Business Day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed, (ii) the amount of accrued and unpaid interest as of the Asset Sale Offer Purchase Date, (iii) that any Note not tendered will continue to accrue interest, (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to such offer, any Notes accepted for payment pursuant to such offer shall cease to accrue interest after the Asset Sale Offer Purchase Date, (v) the procedures, consistent with this Indenture, to be followed by a holder of Notes in order to accept such offer or to withdraw such acceptance, and (vi) such other information as may be required by this Indenture and applicable laws and regulations.
(g)On the Asset Sale Offer Purchase Date, the Company will (i) apply all Excess Proceeds to the purchase of the aggregate principal amount of Notes and, if applicable, Pari Passu Indebtedness (on a pro rata basis, if applicable) offered for purchase pursuant to this Section 4.14 (the “Asset Sale Offer Amount”) or, if less than the Asset Sale Offer Amount of Notes (and, if applicable, Pari Passu Indebtedness) has been so validly tendered, all Notes or Pari Passu Indebtedness validly tendered in response to such offer, (ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest on such Notes as of the Asset Sale Offer Purchase Date, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Asset Sale Offer or Advance Offer. If less than all Notes tendered pursuant to the Asset Sale Offer or Advance Offer are accepted for payment by the Company for any reason consistent with this Indenture, selection of the Notes to be purchased by the Company shall be in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate or otherwise in accordance with the procedures of DTC; provided that Notes accepted for payment in part shall only be purchased in integral multiples of $1,000. The Paying Agent shall promptly deliver to each Holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for such Notes plus any accrued and unpaid interest thereon, and the Trustee shall promptly authenticate and mail to such holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be promptly returned to the holder of such Note. On and after an Asset Sale Offer Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company defaults in the payment of the purchase price therefor. The Company will announce the results of the Asset Sale Offer to holders of the Notes on or as soon as practicable after the Asset Sale Offer Purchase Date.
(h)The Company will comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Asset Sale Offer or Advance Offer, as applicable. To the extent that the provisions of any applicable securities laws or regulations conflict with the Asset Sale Offer or Advance Offer, as applicable, provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the Asset Sale Offer or Advance Offer, as applicable, provisions of this Indenture by virtue of such compliance.
(i)The provisions under this Indenture relative to the Company’s obligation to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of all the then outstanding Notes.
Section 4.15Future Subsidiary Guarantors.
(a)The Company shall cause each Restricted Subsidiary of the Company (other than any Foreign Subsidiary or any Securitization Subsidiary) formed (including by operation of or as a result of an LLC Division) or acquired after the Issue Date that directly or indirectly assumes, becomes a borrower under, guarantees or in any other manner become liable with respect to any Indebtedness of the Company under the Senior Secured Credit Agreement or any other syndicated loan or capital markets Indebtedness of the Company or any of its Restricted Subsidiaries with a principal amount equal to or in excess of $100.0 million within 30 days after such obligation arises to issue a Subsidiary Guarantee and execute and deliver an indenture supplemental to this Indenture as a Subsidiary Guarantor substantially in the form of Exhibit C and thereby become a Subsidiary Guarantor which shall be bound by the guarantee of the Notes in the form set forth in this Indenture (without such Subsidiary Guarantor being required to execute and deliver the guarantee endorsed on the Notes); provided that the foregoing shall not apply if Acquired Debt incurred under Section 4.07(b)(ix)(c) shall prohibit such Subsidiary Guarantee, but only for so long as such Acquired Debt prohibits such Subsidiary Guarantee.
(b)Notwithstanding the foregoing clause (a), the Company shall cause each Restricted Subsidiary (other than Immaterial Subsidiaries) of Scripps existing on the Escrow Release Date to, on the Escrow Release Date, execute and deliver an indenture supplemental to this Indenture substantially in the form of Exhibit D and thereby become a Subsidiary Guarantor which shall be bound by the guarantee of the Notes in the form set forth in this Indenture (including such Subsidiary Guarantor being required to execute and deliver the guarantee endorsed on the Notes).
Section 4.16[Reserved].

Section 4.17Maintenance of Insurance. The Company shall, and shall cause each of its Restricted Subsidiaries to, keep at all times all of their properties which are of an insurable nature insured against loss or damage with insurers believed by the Company to be responsible to the extent that property of similar character usually is so insured by corporations similarly situated and owning like properties in accordance with good business practice.
Section 4.18Limitation on Creation of Unrestricted Subsidiaries.
(a)The Company may designate any Subsidiary to be an Unrestricted Subsidiary; provided that the Company could make a Restricted Payment or Permitted Investment in an amount equal to the fair market value as determined in good faith by the board of directors of such Subsidiary pursuant to Section 4.05 and such amount is thereafter treated as a Restricted Payment or Permitted Investment for the purpose of calculating the amount available in connection with Section 4.05.
(b)An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if (i) all the Indebtedness of such Unrestricted Subsidiary could be incurred pursuant to Section 4.07 and (ii) all the Liens on the property and assets of such Unrestricted Subsidiary could be incurred pursuant to Section 4.09.
Section 4.19Further Assurances. The Company will, and will cause each of its existing and future Restricted Subsidiaries to, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments and do or cause to be done such further acts as may be necessary and proper to:
(i)effectuate the purposes of this Indenture and;
(ii)ensure the protection and enforcement of any of the rights granted or intended to be granted to the Trustee under any other instrument executed in connection therewith.
Section 4.20Suspension of Covenants.
(a)During any period of time that (i) the Notes have Investment Grade Status and (ii) no Default or Event of Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event” and the date thereof being referred to as the “Suspension Date”), the Company and the Restricted Subsidiaries shall not be subject to Section 4.05 hereof, Section 4.07 hereof, Section 4.08 hereof, Section 4.11 hereof, Section 4.14 hereof, Section 4.15 hereof and clause (iv) of Section 5.01 hereof (collectively, the “Suspended Covenants”).
(b)If at any time the Notes thereafter cease to have Investment Grade Status, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reversion Date”) and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Indenture), unless and until the Notes subsequently attain Investment Grade Status (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Status); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture, the Notes or the Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries, shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reversion Date, if any, is referred to as the “Suspension Period.”
(c)During any period that the Suspended Covenants have been suspended, the Company may not designate any of its Restricted Subsidiaries as Unrestricted Subsidiaries. On the Reversion Date, if any, all Indebtedness incurred during the Suspension Period (or deemed incurred or issued in connection with a Limited Condition Transaction entered into during the Suspension Period) will be deemed to have been outstanding on the Escrow Release Date, so that it is classified as permitted under Section 4.07(b)(xi). On the Reversion Date, if any, the amount of Excess Proceeds from Asset Sales under Section 4.14 shall be reset to zero. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.05 will be made as though the covenants described under Section 4.05 had been in effect since the Escrow Release Date and prior to, but not during, the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under Section 4.05. Additionally, (a) any Affiliate Transaction entered into after such reinstatement pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant to Section 4.08(b)(iii); (b) any encumbrance or restriction on the ability of any Restricted Subsidiary to take any action pursuant to Section 4.11 that becomes effective during any Suspension Period shall be deemed to be encumbrances or restrictions existing on the Issue Date and (c) all Investments made during the Suspension Period (or deemed made in connection with a Limited Condition Transaction entered into during the Suspension Period) will be classified to have been made under clause (i) of the definition of “Permitted Investments.” In addition, any obligation to grant further Guarantees of the Notes shall be released during the Suspension Period. All such further obligations to grant Guarantees shall be reinstated upon the Reversion Date; provided that no Subsidiary of the Company shall be required to comply with Section 4.15 after such reinstatement with respect to any guarantee or obligation entered into by such Subsidiary during any Suspension Period.
Section 4.21Escrow of Proceeds.
(a)The Escrow Issuer, contemporaneously with entering into this Indenture, is entering into an escrow agreement (the “Escrow Agreement”) with U.S. Bank National Association, as escrow agent (the “Escrow Agent”), the Trustee, the trustee under the Secured Indenture and Scripps.
(b)The Escrow Issuer shall deposit or cause to be deposited into one or more accounts (collectively, the “Escrow Account”) with the Escrow Agent an amount equal to the gross proceeds of the Notes (collectively, with any other property from time to time held by the Escrow Agent for the benefit of the Holders, the “Escrowed Funds”).
(c)Subject to Section 4.21(e) , the Escrowed Funds will be held in the Escrow Account until the earliest of (i) the date on which the Company delivers to the Escrow Agent the Officer’s Certificate referred to in Section 4.21(f) (the “Release Request”), (ii) the Escrow End Date and (iii) the date on which the Company delivers notice to the Escrow Agent to the effect set forth in Section 3.08(ii).
(d)The Escrow Issuer will grant the Trustee, for its benefit and the benefit of the Holders of the Notes subject to certain liens of the Escrow Agent, a first-priority security interest in the Escrowed Funds, Escrow Account and all deposits and investment property therein to secure the payment of the Special Mandatory Redemption Price; provided, however, that such lien and security interest shall automatically be released and terminate at such time as the Escrowed Funds are released from the escrow on the Escrow Release Date. The Escrow Agent will invest the Escrowed Funds in such Eligible Escrow Investments as the Company may from time to time direct in writing in accordance with the terms of the Escrow Agreement.
(e)The Escrow Agreement shall provide for the Escrow Agent to release a portion of the Escrowed Funds in an amount equal to the amount of accrued and unpaid interest from the Issue Date or the most recent interest payment date, as applicable, prior to the Escrow Release in order to satisfy the interest payment obligations in respect of the Notes under this Indenture as set forth in Section 4.01.
(f)Other than in connection with the payment of a semi-annual interest payment as set forth in Section 4.01 and pursuant to Section 4.21(e), the Company will only be entitled to direct the Escrow Agent to release Escrowed Funds (in which case the Escrowed Funds will be paid to or as directed by the Company) (the “Escrow Release”) upon delivery to the Escrow Agent, on or prior to the Escrow End Date, of an Officer’s Certificate, certifying that the following conditions have been or, substantially concurrently with the release of the Escrowed Funds, will be satisfied (the date of the Escrow Release is hereinafter referred to as the “Escrow Release Date”):
(i)(A) the ION Acquisition will be consummated substantially concurrently with the release of the Escrowed Funds and (B) the Escrowed Funds will be used substantially concurrently with such release to consummate, or in connection with the financing of, the ION Acquisition and the payment of fees and expenses in connection therewith and in connection with this offering of Notes;
(ii)the Subsidiary Guarantors shall have, by supplemental indenture in the form of Exhibit D hereof, effective upon the Escrow Release Date, become, or substantially concurrently with the release of the Escrowed Funds shall become, parties to this Indenture; and
(iii)the Company shall have, by supplemental indenture in the form of Exhibit D hereto, effective upon the Escrow Release Date, become, or substantially concurrently with the release of the Escrowed Funds shall become, party to this Indenture and primary obligor under the Notes and this Indenture as the surviving corporation of the merger of the Escrow Issuer with and into Scripps.
Section 4.22Activities Prior to the Escrow Release.
(a)Prior to the Escrow Release Date, the Escrow Issuer’s primary activities will be restricted to issuing financing for the ION Acquisition (including the Notes and the Secured Notes), issuing capital stock and receiving capital contributions therefor from Scripps, performing its obligations in respect of the Notes and the Secured Notes under this Indenture, the Secured Indenture and the Escrow Agreement, directing the Escrow Agent to invest funds in the Escrow Account and the escrow account for the Secured Notes in Eligible Escrow Investments, consummating the Transactions to which it is a party and the Escrow Release, redeeming or repaying the Notes, the Secured Notes and any other financing for the ION Acquisition, if applicable, pursuant to mandatory redemption provisions and conducting such other activities as are necessary or appropriate to carry out the activities described above.
(b)Prior to the Escrow Release Date, Scripps and its Subsidiaries shall not be subject to any of the covenants set forth in this Indenture or otherwise obligated hereunder, other than with respect to the Scripps Escrow Guaranteed Obligations.

ARTICLE V
SUCCESSORS

Section 5.01Merger, Consolidation and Sale of Assets. (a) The Company shall not consolidate or merge with or into (whether or not the Company is the Surviving Person), or, directly or indirectly through one or more Restricted Subsidiaries, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, for the avoidance of doubt including by way of an LLC Division, to another Person or Persons unless (i) the Surviving Person is a corporation or limited liability company or limited partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia, (ii) the Surviving Person (if other than the Company) assumes all the obligations of the Company under this Indenture and the Notes pursuant to a supplemental indenture; (iii) immediately after such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) except in connection with a transaction solely in connection with the creation of a Parent Entity, at the time of such transaction and after giving pro forma effect thereto (other than a merger with a wholly-owned Subsidiary or for purposes of reorganizing into another state), the Surviving Person would (a) be permitted to incur at least $1.00 of Permitted Leverage Ratio Debt or (b) have a Debt to Consolidated EBITDA Ratio immediately after the transaction that is no greater than the Company’s Debt to Consolidated EBITDA Ratio immediately prior to the transaction.
(b)Notwithstanding clause (iv) of Section 5.01(a) above: (i) the Company may consolidate or merge with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to a Subsidiary Guarantor; (ii) any Restricted Subsidiary may consolidate or merge with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Company or a Subsidiary Guarantor; and (iii) the Company may merge with an Affiliate of the Company solely for the purpose of reorganizing the Company in the United States, any state thereof or the District of Columbia so long as the amount of Indebtedness of the Company is not increased thereby.
(c)Notwithstanding the foregoing, the Transactions will be permitted without compliance with this Article V.
Section 5.02Surviving Person Substituted. In the event of any transaction (other than a lease of all or substantially all assets) described in and complying with Section 5.01(a) in which the Company is not the Surviving Person and the Surviving Person is to assume all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company, and the Company would be discharged from its obligations under this Indenture and the Notes, provided that solely for the purpose of calculating amounts described in clause (iii) of Section 4.05(a), any such Surviving Person shall only be deemed to have succeeded to and be substituted for the Company with respect to the period subsequent to the effective time of such transaction (and the Company (before giving effect to such transaction) shall be deemed to be the “Company” for such purposes for all prior periods).

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.01Events of Default.
(a)Each of the following constitutes an “Event of Default”:
(i)a default for 30 days in the payment when due of interest on any Note;
(ii)a default in the payment when due of principal on any Note, whether upon maturity, acceleration, optional or mandatory redemption, required repurchase or otherwise;
(iii)failure to perform or comply with any covenant, agreement or warranty in this Indenture (other than the defaults specified in clauses (i) and (ii) of this Section 6.01) which failure continues for 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 30% in aggregate principal amount of the then outstanding Notes;
(iv)the occurrence of one or more defaults under any agreements, indentures or instruments under which the Company or any Restricted Subsidiary of the Company then has outstanding Indebtedness in excess of $100.0 million in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;
(v)except as permitted by this Indenture, any Subsidiary Guarantee of a Subsidiary Guarantor that constitutes a Significant Subsidiary or a group of Subsidiary Guarantors that together constitute a Significant Subsidiary shall for any reason cease to be, or be asserted in writing by any Subsidiary Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms;
(vi)one or more final judgments, orders or decrees for the payment of money in excess of $100.0 million, either individually or in the aggregate, other than any final judgments covered by insurance policies issued by reputable and creditworthy companies (to the extent the insurer has been notified and has not denied coverage), shall be entered against the Company or any Restricted Subsidiary of the Company or any of their respective properties and which judgments, orders or decrees are not paid, discharged, bonded or stayed within a period of 60 days after their entry, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;
(vii)there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company or any Restricted Subsidiary of the Company that constitutes a Significant Subsidiary or a group of Restricted Subsidiaries of the Company that together constitute a Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company or any Restricted Subsidiary of the Company that constitutes a Significant Subsidiary or a group of Restricted Subsidiaries of the Company that together constitute a Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Restricted Subsidiary of the Company that constitutes a Significant Subsidiary or a group of Restricted Subsidiaries of the Company that together constitute a Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Restricted Subsidiary of the Company that constitutes a Significant Subsidiary or a group of Restricted Subsidiaries of the Company that together constitute a Significant Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 days;
(viii)(a) the Company or any Restricted Subsidiary of the Company that constitutes a Significant Subsidiary or a group of Restricted Subsidiaries of the Company that together constitute a Significant Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the Company or any Restricted Subsidiary of the Company that constitutes a Significant Subsidiary or a group of Restricted Subsidiaries of the Company that together constitute a Significant Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Restricted Subsidiary of the Company that constitutes a Significant Subsidiary or a group of Restricted Subsidiaries of the Company that together constitute a Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) the Company or any Restricted Subsidiary of the Company that constitutes a Significant Subsidiary or a group of Restricted Subsidiaries of the Company that together constitute a Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (d) the Company or any Restricted Subsidiary of the Company that constitutes a Significant Subsidiary or a group of Restricted Subsidiaries of the Company that together constitute a Significant Subsidiary (x) consents to the filing of such petition or the appointment of or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or such Restricted Subsidiary of the Company that constitutes a Significant Subsidiary or a group of Restricted Subsidiaries of the Company that together constitute a Significant Subsidiary or of any substantial part of their respective property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (e) the Company or any Restricted Subsidiary of the Company that constitutes a Significant Subsidiary or a group of Restricted Subsidiaries of the Company that together constitute a Significant Subsidiary takes any corporate action in furtherance of any such actions in this Section 6.01(a)(viii); and
(ix)the failure by the Escrow Issuer to pay or cause to be paid the Special Mandatory Redemption Price on the Special Mandatory Redemption Date, if any.
(b)A default under Section 6.01(a)(iv) or Section 6.01(a)(vi) will not constitute an Event of Default until the Trustee or the holders of 30% in principal amount of the outstanding Notes notify the Company of the default.
(c)Any notice of default delivered to the Company by the Trustee or by Holders of Notes with a copy to the Trustee must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”

(d)In the event of any Event of Default specified in clause (iv) of Section 6.01(a), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose:
(i)    the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;
(ii)    the requisite number of holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or
(iii)    the default that is the basis for such Event of Default has been cured.
Section 6.02Acceleration.
(a)If any Event of Default (other than an Event of Default specified under Section 6.01(a)(vii) or 6.01(a)(viii) with respect to the Company or any Restricted Subsidiary of the Company that constitutes a Significant Subsidiary or a group of Restricted Subsidiaries of the Company that together constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes may, and the Trustee at the request of such Holders shall, declare all the Notes to be due and payable immediately. In the case of an Event of Default arising from the events specified in Section 6.01(a)(vii) or 6.01(a)(viii) with respect to the Company or any Restricted Subsidiary of the Company that constitutes a Significant Subsidiary or a group of Restricted Subsidiaries of the Company that together constitute a Significant Subsidiary, the principal of, premium, if any, and any accrued and unpaid interest on all outstanding Notes shall ipso facto become immediately due and payable without further action or notice.
(b)The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may rescind any declaration of acceleration of such Notes and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (other than the nonpayment of principal or premium, if any, or interest on, the Notes which shall have become due by such declaration) shall have been cured or waived.
Section 6.03Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or premium, if any, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except (i) a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, the Notes (which may only be waived with the consent of each Holder of Notes affected), or (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of each Holder of Notes affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefore shall deemed to have been cured for every purpose of this Indenture; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05Control by Majority of Holders. Subject to Section 7.01(e), the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it by this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or would involve the Trustee in personal liability.
Section 6.06Limitation of Suits by Holders. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, a Holder may pursue a remedy with respect to this Indenture or the Notes only if: (1) the Holder gives to the Trustee written notice of a continuing Event of Default; (2) the Holders of at least 30% in principal amount of the then outstanding Notes make a request to the Trustee to pursue the remedy; (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; (4) the Trustee does not comply with the written request within 60 days after receipt of the request and the offer of indemnity; and (5) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request. A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. Holders of the Notes may not enforce this Indenture, except as provided herein.
Section 6.07Rights of Holders. Notwithstanding any other provision of this Indenture, the right of any Holder to bring suit for the enforcement of any such payment of principal of, and premium, if any, and interest on, a Note, on or after its Stated Maturity, shall not be impaired or affected without the consent of the Holder.
Section 6.08Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a)(i) or (a)(ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for (i) the principal, premium, if any, and interest remaining unpaid on the Notes, (ii) interest on overdue principal and premium, if any, and, to the extent lawful, interest, and (iii) such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel (“Trustee Expenses”).
Section 6.09Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee (including any claim for Trustee Expenses and for amounts due under Section 7.07) and the Holders allowed in any Insolvency or Liquidation Proceeding relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute to Holders any money or other property payable or deliverable on any such claims and each Holder authorizes any Custodian in any such Insolvency or Liquidation Proceeding to make such payments to the Trustee, and if the Trustee shall consent to the making of such payments directly to the Holders any such Custodian is hereby authorized to make such payments directly to the Holders, and to pay to the Trustee any amount due to it hereunder for Trustee Expenses, and any other amounts due the Trustee under Section 7.07; provided, however, that the Trustee shall not be authorized to (i) consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or (ii) vote in respect of the claim of any Holder in any such Insolvency or Liquidation Proceeding. To the extent that the payment of any such

Trustee Expenses, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise.
Section 6.10Priorities. Any money collected by the Trustee pursuant to this Article VI, and any money or other property distributable in respect of the Company’s obligations under this Indenture after an Event of Default shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
First: to the Trustee (including any predecessor Trustee) in each case, and their respective agents and attorneys for amounts due under Section 7.07 hereof, including payment of all reasonable compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and
Third: to the Company or to such party as a court of competent jurisdiction shall direct.
The Trustee may fix a record date and payment date for any payment to Holders.
Section 6.11Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.
ARTICLE VII

TRUSTEE

Section 7.01Duties of Trustee.
(a)If an Event of Default occurs (and has not been cured) the Trustee shall (i) exercise the rights and powers vested in it by this Indenture, and (ii) use the same degree of care and skill in exercising such rights and powers as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
(b)Except during the continuance of an Event of Default: (i) the Trustee’s duties shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether they conform to this Indenture’s requirements.
(c)The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except, that: (i) this Section 7.01(c) does not limit the effect of Section 7.01(b); (ii) the Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction it receives pursuant to Section 6.05 hereof or otherwise in accordance with the direction of the Holders of a majority in principal amount of outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture.
(d)Every provision of this Indenture that in any way relates to the Trustee shall be subject to paragraphs (a), (b), and (c) of this Section 7.01.
(e)No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction.
(f)The Trustee shall not be liable for interest on any money received by it except as it may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(g)Upon a Special Mandatory Redemption Event, the Trustee shall, in accordance with the provisions of the Escrow Agreement, provide the notice set forth in the Escrow Agreement.
Section 7.02Rights of Trustee.
(a)The Trustee may rely on any document it believes to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.
(b)Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it under this Indenture in good faith and in reliance on such advice or opinion.
(c)The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
(d)The Trustee shall not be liable for any action it takes or omits in good faith that it believes to be authorized or within its rights or powers.

(e)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.
(f)The Trustee shall not be deemed to have notice of any Default or Event of Default (except any Event of Default occurring pursuant to Sections 4.01, 6.01(a)(i) and 6.01(a)(ii)) unless a Trust Officer of the Trustee has actual knowledge thereof or unless a written notice of such event is sent to the Trustee in accordance with Section 13.02, and such notice references the Notes and this Indenture.
(g)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
Section 7.03Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. However, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee, or resign. Each Agent shall have the same rights as the Trustee under this Section 7.03.
Section 7.04Trustee’s Disclaimer. The Trustee does not assume any responsibility for any failure or delay in performance or any breach by the Company or any Subsidiary Guarantor under this Indenture. The Trustee shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in this Indenture or in any certificate, report, statement, or other document referred to or provided for in, or received by the Trustee under or in connection with, this Indenture; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture.
Section 7.05Notice to Holders of Defaults and Events of Default. If a Default or Event of Default occurs and is continuing and if a Trust Officer has notice of such Default or Event of Default as described in Section 7.02(f), the Trustee shall deliver to Holders a notice of the Default or Event of Default within 90 days after it occurs; provided, however, that in any event the Trustee shall not be required to deliver such notice prior to 10 days after a Trust Officer receiving such notice of Default or Event of Default as described in Section 7.02(f). Except in the case of a Default or Event of Default in payment on any Note (including any failure to redeem Notes called for redemption or any failure to purchase Notes tendered pursuant to an Offer that are required to be purchased by the terms of this Indenture), the Trustee may withhold the notice if and so long as it determines in good faith that withholding such notice is in the Holders’ interests.
Section 7.06[Reserved].
Section 7.07Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder, as mutually agreed upon by the Company and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. As mutually agreed upon by the Company and the Trustee, the Company shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses it incurs or makes in addition to the compensation for its services. As mutually agreed upon by the

Company and the Trustee, such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
The Company and the Subsidiary Guarantors, jointly and severally, shall indemnify the Trustee (which for purposes of this Section 7.07 shall include its officers, directors, stockholders, employees and agents) against any and all claims, damage, losses, liabilities or expenses incurred by them arising out of or in connection with the acceptance or administration of their duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending themselves against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of their powers or duties hereunder except to the extent any such loss, claim, damage, liability or expense may be attributable to their negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which a Trust Officer has received notice and for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, unless the Company is unduly prejudiced by the failure to provide such notice. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of one such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.
The Company’s obligations under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee. The Company need not reimburse any expense or indemnify against any loss or liability the Trustee incurs as a result of its gross negligence, bad faith or willful misconduct.
To secure the Company’s and the Subsidiary Guarantors’ obligations under this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal or interest, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge or termination for any reason of this Indenture and the resignation or removal of the Trustee. Such Lien shall constitute a Permitted Lien under this Indenture.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(vii) or (viii) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute administrative expenses under any Bankruptcy Law without any need to demonstrate substantial contribution under Bankruptcy Law.
Section 7.08Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
The Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if: (i) the Trustee fails to comply with Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; (iii) a Custodian or public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of performing the services of the Trustee hereunder.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee; provided that the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace any successor Trustee appointed by Company.
If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its appointment to Holders. The retiring Trustee shall promptly transfer all property it holds as Trustee to the successor Trustee; provided that all sums owing to the retiring Trustee hereunder have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the retiring Trustee’s benefit with respect to expenses and liabilities relating to the retiring Trustee’s activities prior to being replaced.
Section 7.09Successor Trustee by Merger, Etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the successor corporation without any further act shall be the successor Trustee.
Section 7.10Eligibility; Disqualification. The Trustee shall at all times (i) be a corporation organized and doing business under the laws of the United States of America, of any state thereof, or the District of Columbia authorized under such laws to exercise corporate trust powers, (ii) be subject to supervision or examination by federal or state authority and (iii) have a combined capital and surplus of at least $100 million as set forth in its most recently published annual report of condition.
Section 7.11Limitation of Liability. In no event shall the Trustee, in its capacity as such or as Paying Agent or Registrar or in any other capacity hereunder, be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought. The provisions of this Section 7.11 shall survive satisfaction and discharge or the termination for any reason of this Indenture and the resignation or removal of the Trustee.
Section 7.12Escrow Authorization. Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Escrow Agreement, including related documents thereto, as the same may be in effect or may be amended from time to time in accordance with the terms thereof, and authorizes and directs the Trustee to enter into the Escrow Agreement and to perform its obligations and exercise its rights thereunder in accordance herewith and therewith. Prior to the Escrow Release Date, each of the Escrow Issuer and Scripps shall do or cause to be done all such acts and things as may be necessary or proper or as may be required by the provisions of the Escrow Agreement, as from time to time in effect, so as to render the same available for the security and benefit of this Indenture and of the Notes, according to the intent and purpose herein expressed. Each of the Escrow Issuer and Scripps shall take, or shall cause to be taken, any and all actions reasonably required to cause the Escrow Agreement to create and maintain, as security for the obligations of the Company under this Indenture and the Notes as provided in the Escrow Agreement, valid and enforceable exclusive first-priority liens in and on the Escrow Account and all the Escrowed Funds, in favor of the Trustee for its benefit, the benefit of the Escrow Agent and the ratable benefit of the Holders, superior to and prior to the rights of third Persons and subject to no other Liens.
ARTICLE VIII

DISCHARGE OF INDENTURE

Section 8.01Discharge of Liability on Notes; Defeasance.
(a)Subject to Sections 8.01(c) and 8.06, this Indenture shall cease to be of any further effect as to all outstanding Notes and Subsidiary Guarantees after (i) either (a) all Notes heretofore authenticated and delivered (other than Notes replaced pursuant to Section 2.07) have been delivered to the Trustee for cancellation or (b) all Notes not previously delivered for cancellation have become (x) due and payable or (y) will become due and payable at their Stated Maturity within one year or (z) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee, for the giving of notice of redemption by the Trustee in the name, and at the expense of, the Company; and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in trust an amount in Dollars or direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case, maturing prior to the date the Notes will have become due and payable, the Stated Maturity of the Notes or the relevant redemption date of the Notes, as the case may be, sufficient to pay and discharge the entire indebtedness on such Notes not previously delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at maturity, Stated Maturity or redemption, (ii) the Company or any Subsidiary Guarantor has paid or caused to be paid all other sums payable under this Indenture by the Company or any Subsidiary Guarantor, (iii) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with and (iv) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any Restricted Subsidiary of the Company is a party or by which the Company or any Restricted Subsidiary of the Company is bound.
(b)Subject to Sections 8.01(c), 8.02, and 8.06, the Company at any time may terminate (i) all its obligations under this Indenture and the Notes (including the Subsidiary Guarantees) (“Legal Defeasance Option”), or (ii) its obligations under Sections 4.02, 4.03, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.13, 4.14, 4.15, 4.16, 4.17 and 4.18 and Article V (“Covenant Defeasance Option”). The Company may exercise its Legal Defeasance Option notwithstanding its prior exercise of its Covenant Defeasance Option.
If the Company exercises its Legal Defeasance Option, the Events of Default shall be deemed eliminated and payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its Covenant Defeasance Option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(a)(iii) (with respect to the covenants described in the immediately preceding paragraph), (iv), (v) and (vi). If the Company exercises either its Legal Defeasance Option or its Covenant Defeasance Option or upon satisfaction and discharge of this

Indenture, the Subsidiary Guarantees of the Subsidiary Guarantors will be automatically and unconditionally released.
Upon satisfaction of the conditions set forth in Section 8.02 and upon the Company’s request (and at the Company’s expense), the Trustee shall acknowledge in writing the discharge of those obligations that the Company has terminated.
(c)Notwithstanding Sections 8.01(a) and (b), the Company’s obligations under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 4.04, 4.12, 7.07, 7.08, 8.04, 8.05, and 8.06, and the obligations of the Trustee and the Paying Agent under Section 8.04 shall survive until the Notes have been paid in full. Thereafter, the Company’s obligations under Sections 7.07 and 8.05 and the obligations of the Company, Trustee and Paying Agent under Section 8.04 shall survive.
Section 8.02Conditions to Defeasance. In order to exercise either its Legal Defeasance Option and give effect thereto (“Legal Defeasance”) or its Covenant Defeasance Option and give effect thereto (“Covenant Defeasance”), (i) the Company shall irrevocably deposit with the Trustee, as trust funds in trust, for the benefit of the Holders, cash in Dollars, U.S. Government Obligations, or a combination thereof, maturing as to principal and interest in such amounts as will be sufficient, without consideration of any reinvestment of such interest, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity of such principal or installment of principal or interest; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound; (vi) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; (vii) no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit; and (viii) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.
Section 8.03Application of Trust Money. The Trustee or Paying Agent shall hold in trust money and/or U.S. Government Obligations deposited with it pursuant to this Article VIII. The Trustee or Paying Agent shall apply the deposited money and the money from U.S. Government

Obligations in accordance with this Indenture to the payment of principal of, and premium, if any, and interest on, the Notes.
Section 8.04Repayment to Company. After the Notes have been paid in full, the Trustee and the Paying Agent shall promptly turn over to the Company any excess money or securities held by them upon the written direction of the Company.
Any money deposited with the Trustee or a Paying Agent pursuant to this Article VIII for the payment of the principal of, premium, if any, or interest on, any Note that remains unclaimed for two years after becoming due and payable shall be paid to the Company on its request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such money shall cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.
Section 8.05Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee and any Paying Agent against any tax, fee or other charge imposed on or assessed against cash and/or U.S. Government Obligations deposited with it pursuant to this Article VIII or the principal and interest received on such cash and/or U.S. Government Obligations.
Section 8.06Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that if the Company has made any payment of principal of, or premium, if any, or interest on, any Notes because of the reinstatement of its obligations under this Indenture and the Notes, the Company shall be subrogated to the Holders’ rights to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.
ARTICLE IX

AMENDMENTS

Section 9.01Amendments and Supplements Permitted Without Consent of Holders.
(a)Notwithstanding Section 9.02, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to: (i) cure any ambiguity, defect or inconsistency or correct or supplement any provision contained in this Indenture that may be defective or inconsistent with any other provision contained in this Indenture; provided that, in each case, such amendment or supplement shall not adversely affect the interests of the Holders of the Notes; (ii) provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) provide for the assumption of the Company’s obligations to the Holders in the event of any transaction involving the Company that is permitted under Article V in which the Company is not the

Surviving Person; (iv) make any change that would provide any additional rights or benefits to Holders or does not adversely affect the legal rights of any Holder; (v) comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; (vi) add additional Subsidiary Guarantors pursuant to Section 4.15 (which does not require existing Subsidiary Guarantors to execute such supplemental indenture); (vii) provide for the issuance of Additional Notes pursuant to Section 2.15 of this Indenture; (viii) to release a Subsidiary Guarantor from its Guarantee when permitted by this Indenture (which amendment does not require existing Subsidiary Guarantors to execute such amendment); (ix) conform this Indenture or the Notes to provisions of the “Description of Notes” in the Offering Memorandum; or (x) provide for the assumption (and addition of Subsidiary Guarantors) on or after the Escrow Release Date referred to in Section 4.15(b) and Section 4.21(f).
(b)Upon the Company’s request, after receipt by the Trustee of an Officers’ Certificate authorizing the execution of any amended or supplemental indenture, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any future appropriate agreements and stipulations that may be contained in any such amended or supplemental indenture, but the Trustee shall not be obligated to enter into an amended or supplemental indenture that affects its own rights, duties, or immunities under this Indenture or otherwise.
Section 9.02Amendments and Supplements Requiring Consent of Holders.
(a)Except as otherwise provided in Sections 6.04, 9.01(a) and 9.02(c), this Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).
(b)Upon the Company’s request and after receipt by the Trustee of an Officers’ Certificate authorizing the execution of any supplemental indenture, evidence of the Holders’ consent, and the documents described in Section 9.06, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties, or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but not be obligated to, enter into such amended or supplemental indenture.
(c)No such modification or amendment may, without the consent of the Holder of each outstanding Note affected thereby, (with respect to any Notes held by a nonconsenting holder): (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency or the manner in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date); (ii) extend the time for payment of interest on the Notes; (iii) reduce the premium payable upon the redemption of any such Note or change the time at which such Note may be redeemed, in each case as described under Section 3.01 (but excluding, for the avoidance of doubt (for purposes of all clauses herein), any change to advance notice provisions); (iv) reduce the percentage in principal amount of outstanding Notes, the consent of whose holders is required for any amended or supplemental indenture or the consent of whose holders is required for any waiver of compliance with any provision of this Indenture or any Default hereunder and the consequences provided for hereunder; (v) modify any of the provisions of this Indenture relating to any amended or supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of any covenant, except to increase the percentage of outstanding Notes required for such actions or to provide that any other provision of this Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby; (vi) modify the ranking of the Notes or any Subsidiary Guarantee; (vii) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee other than in accordance with the terms of this Indenture, or (viii) make any change in the provisions of this Indenture and the Escrow Agreement set forth in Section 3.08 materially adverse to the Holders in any material respect.
(d)It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall deliver to each Holder affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.
Section 9.03 [Reserved].
Section 9.04Revocation and Effect of Consents.
(a)Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his or her Note or portion of a Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented to the amendment or waiver.
(b)The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Notes entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of Section 9.04(a), those Persons who were Holders of Notes at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders of Notes after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.
(c)After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in Section 9.02(c), in which case the amendment or waiver shall only bind each Holder that consented to it and every subsequent Holder of a Note that evidences the same debt as the consenting Holder’s Note.
Section 9.05Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06Trustee Protected. The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon, an Officers’ Certificate and Opinion of Counsel pursuant to Sections 13.04 and 13.05 as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition of a Subsidiary Guarantor under this Indenture upon execution and delivery by such Subsidiary Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit C hereto.
ARTICLE X

LIMITED GUARANTEE

Section 10.01Guarantee of Scripps Escrow Guaranteed Obligations.
(a)Scripps unconditionally and irrevocably guarantees that the Scripps Escrow Guaranteed Obligations will be performed and will be promptly paid in full in cash when due and payable, whether at the stated or accelerated maturity thereof, on demand or otherwise, this guarantee being a guarantee of payment and not of collectability and being absolute and in no way conditional or contingent. In the event that a Special Mandatory Redemption is required hereunder, Scripps will pay or cause to be paid to the Trustee for the benefit of the Holders of the Notes the amount of such Scripps Escrow Guaranteed Obligations which is then due and payable and unpaid. The obligations of the Company hereunder shall not be affected by the invalidity, unenforceability or irrecoverability of the Scripps Escrow Guaranteed Obligations as against Scripps, any other guarantor or any other Person. For purposes hereof, the Scripps Escrow Guaranteed Obligations shall be due and payable when and as the same shall be due and payable under the terms of this Indenture and the Note(s) notwithstanding the fact that the collection or enforcement thereof may be stayed or enjoined under any Bankruptcy Law or other applicable law. All payments pursuant to this Article X shall be made in the same currency as the underlying Scripps Escrow Guaranteed Obligations.
(b)For the avoidance of doubt, the maximum aggregate liability of the Company pursuant to this Article X shall not exceed the Scripps Escrow Guaranteed Obligations.
Section 10.02Continuing Obligation. Scripps acknowledges that the Trustee has entered into this Indenture in reliance on this Article X being a continuous irrevocable agreement, and Scripps agrees that its guarantee may not be revoked in whole or in part and that its obligations hereunder shall terminate only in accordance with Section 10.08.
Section 10.03Waivers with Respect to Guaranteed Obligations. Scripps waives, to the fullest extent permitted by the provisions of applicable law, all of the following (including all defenses, counterclaims and other rights of any nature based upon any of the following):

(a)presentment, demand for payment and protest of nonpayment of any of the Scripps Escrow Guaranteed Obligations, and notice of protest, dishonor or nonperformance;
(b)notice of any Default or any inability to enforce performance of the obligations of the Company or any other Person with respect to this Indenture or notice of any acceleration of maturity of the obligations covered by the Scripps Escrow Guaranteed Obligations;
(c)demand for performance or observance of, and any enforcement of any provision of this Indenture or the Scripps Escrow Guaranteed Obligations or any pursuit or exhaustion of rights or remedies with respect to this Indenture or against the Company or any other Person in respect of the Scripps Escrow Guaranteed Obligations or any requirement of diligence or promptness on the part of the Trustee in connection with any of the foregoing;
(d)any act or omission on the part of the Trustee which may impair or prejudice the rights of Scripps, including rights to obtain subrogation, exoneration, contribution, indemnification or any other reimbursement from the Company or any other Person, or otherwise operate as a deemed release or discharge;
(e)any statute of limitations or any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than the obligation of the principal;
(f)any law which would otherwise require any election of remedies by the Trustee;
(g)all demands and notices of every kind with respect to the foregoing (except as specifically provided for in this Indenture); and
(h)to the extent not referred to above, all defenses (other than payment) which the Company may now or hereafter have to the payment of the Scripps Escrow Guaranteed Obligations, together with all suretyship defenses, which could otherwise be asserted by Scripps.
Scripps represents that it has obtained the advice of counsel as to the extent to which suretyship and other defenses may be available to it with respect to its obligations hereunder in the absence of the waivers contained in this Section 10.03.
No delay or omission on the part of the Trustee in exercising any right under this Indenture or under any guarantee of the Scripps Escrow Guaranteed Obligations shall operate as a waiver or relinquishment of such right. None of the rights of the Trustee shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other guarantor, or by any noncompliance by the Company or any other guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which the Trustee may have or otherwise be charged with.
Section 10.04Information. Scripps has made such investigation as it deems desirable of the risks undertaken by it in guaranteeing the Scripps Escrow Guaranteed Obligations and is fully satisfied that it understands all such risks. Scripps waives any obligation which may now or hereafter exist on the part of the Trustee to inform it of the risks being undertaken by guaranteeing the Scripps Escrow Guaranteed Obligations or of any changes in such risks and, from and after the date hereof, Scripps undertakes to keep itself informed of such risks and any changes therein.

Section 10.05Subrogation. The Company agrees that, until the Scripps Escrow Guaranteed Obligations are paid in full, it will not exercise any right of reimbursement, subrogation, contribution, offset or other claims against the Company or any other guarantor arising by contract or operation of law in connection with any payment made or required to be made by Scripps pursuant to this Article X.
Section 10.06Subordination. Scripps covenants and agrees that all Indebtedness, claims and liabilities now or hereafter owing by the Company or any other guarantor to Scripps, whether arising hereunder or otherwise, are subordinated to the prior payment in full of the Scripps Escrow Guaranteed Obligations and are so subordinated as a claim against Scripps or any of its assets, whether such claim be in the ordinary course of business or in the event of voluntary or involuntary liquidation, dissolution, insolvency or bankruptcy, so that no payment with respect to any such Indebtedness, claim or liability will be made or received while any Event of Default exists.
Section 10.07Assignment. Scripps may not assign its rights or obligations under the Scripps Escrow Guaranteed Obligations without the written consent of the Trustee.
Section 10.08Termination. The Scripps Escrow Guaranteed Obligations shall automatically terminate upon the earlier of (a) the time the Escrow Release is consummated and (b) the date the Scripps Escrow Guaranteed Obligations are paid in full.
ARTICLE XI

SUBSIDIARY GUARANTEES

Section 11.01Subsidiary Guarantees.
(a)Each Subsidiary Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee that: (i) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, to the extent lawful, and all other Obligations of the Company to the Holders or the Trustee under this Indenture and the Notes will be promptly paid in full, all in accordance with the terms of this Indenture and the Notes; and (ii) in case of any extension of time of payment of any Notes or any of such other Obligations, that the Notes will be promptly paid in full when due in accordance with the terms of such extension or renewal, whether at Stated Maturity, by acceleration or otherwise. In the event that the Company fails to pay any amount guaranteed by the Subsidiary Guarantors for any reason whatsoever, the Subsidiary Guarantors will be jointly and severally obligated to pay such amount immediately. The Subsidiary Guarantors hereby further agree that their Obligations under this Indenture and the Notes shall be unconditional, regardless of the validity, regularity or enforceability of this Indenture or the Notes, the absence of any action to enforce this Indenture or the Notes, any waiver or consent by any Holder with respect to any provisions of this Indenture or the Notes, any modification or amendment of, or supplement to, this Indenture or the Notes, the recovery of any judgment against the Company or any action to enforce any such judgment, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee of the Company’s Obligations under this Indenture and the Notes will not be discharged except by complete performance by the Company or another Subsidiary Guarantor of such Obligations. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor or a Custodian of the Company or a Subsidiary Guarantor any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Holder, the Subsidiary Guarantee of the Company’s Obligations under this Indenture and the Notes by each Subsidiary Guarantor shall, to the extent previously discharged as a result of any such payment, be immediately reinstated and be in full force and effect. Each Subsidiary Guarantor hereby acknowledges and agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Company’s Obligations under this Indenture and the Notes may be accelerated as provided in Article VI for purposes of the Subsidiary Guarantees notwithstanding any stay, injunction or other prohibition preventing such acceleration, and (y) in the event of any declaration of acceleration of the Company’s Obligations under this Indenture and the Notes as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of the Subsidiary Guarantees.
(b)Each Subsidiary Guarantor hereby waives all rights of subrogation, contribution, reimbursement and indemnity, and all other rights, that such Subsidiary Guarantor would have against the Company at any time as a result of any payment in respect of its Subsidiary Guarantee (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise).
(c)Each Subsidiary Guarantor that makes or is required to make any payment in respect of its Subsidiary Guarantee shall be entitled to seek contribution from the other Subsidiary Guarantors to the extent permitted by applicable law; provided that each Subsidiary Guarantor agrees that any such claim for contribution that such Subsidiary Guarantor may have against any other Subsidiary Guarantor shall be subrogated to the prior payment in full in cash of all Obligations owed to Holders under or in respect of the Notes.
(d)Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor without limitation. A Subsidiary Guarantor may consolidate with or merge into or sell its assets to a corporation other than the Company or another Subsidiary Guarantor (whether or not affiliated with such Subsidiary Guarantor, but subject to the provisions described in Section 11.01(d)), provided that (a) if the Surviving Person is not the Subsidiary Guarantor, the Surviving Person agrees to assume such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee and all its obligations under this Indenture and (b) such transaction does not (i) violate any covenants set forth in this Indenture or (ii) result in a Default or Event of Default under this Indenture immediately thereafter that is continuing.
Section 11.02Trustee to Include Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company, the term “Trustee” as used in this Article XI shall (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article XI in place of the Trustee.
Section 11.03Limits on Subsidiary Guarantees. Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by each Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of each Subsidiary Guarantor under the Subsidiary Guarantees shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of each Subsidiary Guarantor, result in the obligations of each Subsidiary Guarantor under the Subsidiary Guarantees not constituting such fraudulent transfer or conveyance.
Section 11.04Execution of Subsidiary Guarantee. To evidence its Subsidiary Guarantee set forth in Article XI, each Subsidiary Guarantor hereby agrees that the execution and delivery of this Indenture or a supplemental indenture hereto, as the case may be, executed on behalf of each Subsidiary Guarantor by either manual or facsimile signature of one Officer or other person duly authorized by all necessary corporate action of each Subsidiary Guarantor who shall have been duly authorized to so execute by all requisite corporate action shall constitute its delivery of its Subsidiary Guarantee. Each of the Subsidiary Guarantors hereby agrees that its Subsidiary Guarantee set forth in Article XI shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee. If an Officer of a Subsidiary Guarantor whose signature is on this Indenture or a supplemental indenture no longer holds that office at the time the Trustee authenticates the Note or at any time thereafter, such Subsidiary Guarantor’s Subsidiary Guarantee of such Note shall nevertheless be valid. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Subsidiary Guarantee set forth in this Indenture on behalf of each Subsidiary Guarantor.
Section 11.05Stay, Extension and Usury Laws. Each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive each Subsidiary Guarantor from performing its Subsidiary Guarantee as contemplated herein or which might affect the covenants or the performance of this Indenture and Notes; and each such Subsidiary Guarantor (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee pursuant to this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 11.06Release of Guarantees.
(a)Each Guarantee by a Subsidiary Guarantor shall be automatically and unconditionally released and discharged, and shall thereupon terminate and be of no further force and effect, and no further action by such Subsidiary Guarantor, the Company or the Trustee is required for the release of such Subsidiary Guarantor’s Guarantee (and the Trustee (subject to its receipt of an Officer’s Certificate) shall execute documents evidencing such release), upon:
(i)in the event of a sale, exchange, issuance disposition or other transfer (including by way of consolidation, dividend, distribution or merger) of (x) the Capital Stock of such Subsidiary Guarantor or issuance of Capital Stock by such Subsidiary Guarantor, in each case, following which such Subsidiary Guarantor is no longer a Restricted Subsidiary of the Company or (y) all or substantially all of the assets of such Subsidiary Guarantor, in each case if such sale, exchange, issuance, disposition or other transfer is made in compliance with, or is not prohibited by, the applicable provisions of this Indenture (including any amendments thereof);
(ii)the release or discharge of the guarantee by, or direct obligation of, such Subsidiary Guarantor of Indebtedness under the Senior Secured Credit Agreement, or the release or discharge of such other guarantee or direct obligation that resulted in the creation of such

Guarantee, except, in each case, a discharge or release by or as a result of payment under such guarantee or direct obligation (it being understood that a release subject to a contingent reinstatement will constitute a release for the purposes of this provision, and that if any such Guarantee is so reinstated, such Guarantee shall also be reinstated to the extent that such Guarantor would then be required to provide a Guarantee pursuant to Section 4.15 hereof);
(iii)the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in compliance with Section 4.18;
(iv)the merger, amalgamation or consolidation of any Subsidiary Guarantor with and into the Company or another Subsidiary Guarantor or upon the liquidation, dissolution or winding up of such Subsidiary Guarantor;
(v)the occurrence of a Covenant Suspension Event;
(vi)as described under Article IX hereof;
(vii)the exercise by the Company of its Legal Defeasance option or Covenant Defeasance option in accordance with Article VIII hereof or the discharge of the Company’s obligations under this Indenture in accordance with the terms of this Indenture; or
(viii)to the extent that such Subsidiary Guarantor is not an Immaterial Subsidiary solely due to the operation of clause (i) of the definition of “Immaterial Subsidiary,” upon the release of the Guarantee referred to in such clause.
(b)Notwithstanding clause (v) of Section 11.06(a), if, after any Covenant Suspension Event, a Reversion Date shall occur, then the Suspension Period with respect to such Covenant Suspension Event shall terminate and all actions reasonably necessary to provide that the Notes shall have been unconditionally guaranteed by each Subsidiary Guarantor (to the extent such guarantee is required by Section 4.15 hereof) shall be taken within 90 days after such Reversion Date or as soon as reasonably practicable thereafter using commercially reasonable efforts.
(c)In addition, if any Subsidiary Guarantor becomes an Immaterial Subsidiary, the Company shall have the right to cause such Immaterial Subsidiary to cease to be a Subsidiary Guarantor, subject to the requirement that such Subsidiary Guarantor shall be required to become a Subsidiary Guarantor if it ceases to be an Immaterial Subsidiary and is not an Unrestricted Subsidiary; provided, further, that such Immaterial Subsidiary shall not be permitted to Guarantee any Senior Secured Credit Agreement or other Indebtedness of the Company or the other Subsidiary Guarantors unless and until it again becomes a Subsidiary Guarantor.

ARTICLE XII
[RESERVED]

ARTICLE XIII
MISCELLANEOUS

Section 13.01[Reserved].

Section 13.02Notices. Any notice or communication by the Company, any Subsidiary Guarantor or the Trustee to the other is duly given if in writing and delivered in person, mailed by registered or certified mail, postage prepaid, return receipt requested or delivered by telecopier or overnight air courier guaranteeing next day delivery to the other’s address:
If to the Company or to any Subsidiary Guarantor:

The E.W. Scripps Company
312 Walnut Street
Cincinnati, OH 45202
Attention: William Appleton, Senior Vice President and General Counsel
Facsimile: (513) 977-3997

With copies to:

Dickinson Wright PLLC
150 E. Gay Street
Suite 2400
Columbus, OH 43215
Attention: Harlan W. Robins
Facsimile: (844) 670-6009
and:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention: Art Robinson and Jonathan Ozner
Facsimile: (212) 455-2502

If to the Trustee:

U.S. Bank Corporate Trust Services
425 Walnut Street
6th Floor
Cincinnati, OH 45202
Attention: William Sicking
Facsimile: (513) 632-4278

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; the date receipt is acknowledged, if mailed by registered or certified mail; when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first-class mail to his or her address shown on the register maintained by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
Section 13.03[Reserved].
Section 13.04Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee: (a) an Officers’ Certificate (which shall include the statements set forth in Section 13.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and (b) an Opinion of Counsel (which shall include the statements set forth in Section 13.05) stating that, in the opinion of such counsel, all such conditions precedent provided for in this Indenture relating to the proposed action have been complied with.
Section 13.05Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether, in such Person’s opinion, such condition or covenant has been complied with.
Section 13.06Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 13.07Legal Holidays. If a payment date is a Legal Holiday, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.
Section 13.08No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or the Subsidiary Guarantors under this Indenture, the Notes, and the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
Section 13.09[Reserved]
Section 13.10Counterparts. This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Indenture may be executed in counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Indenture by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
Section 13.11Initial Appointments, Compliance Certificates. The Company initially appoints the Trustee as Paying Agent, Registrar and authenticating agent. The first compliance certificate to be delivered by the Company to the Trustee pursuant to Section 4.03 shall be for the fiscal year ending on December 31, 2020.
Section 13.12GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE NOTES, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.
Section 13.13No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries, and no other indenture, loan or debt agreement may be used to interpret this Indenture.
Section 13.14Successors. All agreements of the Company in this Indenture and the Notes shall bind any successor of the Company. All agreements of each of the Subsidiary Guarantors in this Indenture shall bind any of their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.
Section 13.15Severability. If any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 13.16Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture, and shall in no way modify or restrict any of the terms or provisions of this Indenture.

SCRIPPS ESCROW II, INC.

By: /s/ William Appleton
Name:	William Appleton
Title:	Vice President and Secretary

THE E.W. SCRIPPS COMPANY

By: /s/ William Appleton
Name:	William Appleton
Title:	Executive Vice President and General Counsel

[Signature Page to Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By: /s/ William Sicking
Name:	William Sicking
Title:	Vice President

[Signature Page to Indenture]

APPENDIX A
Provisions Relating to Initial Notes and Additional Notes
1.    Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Indenture of which this Appendix A is a part.
2.    The Securities.
2.1    Form and Dating. The Initial Notes issued on the date hereof will be (i) offered and sold by the Company pursuant to the Purchase Agreement and (ii) resold, initially only to (A) QIBs in reliance on Regulation D and (B) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S.
(a)    Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes (collectively, the “Regulation S Global Note”), in each case, without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Beneficial ownership interests in the Regulation S Global Note shall not be exchangeable for interests in the Rule 144A Global Note or any other Note without a Restricted Notes Legend until the expiration of the Restricted Period. The Rule 144A Global Note and the Regulation S Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.
(b)    Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depositary. The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Notes Custodian.
Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Notes Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
App. A-1

(c)    Definitive Notes. Except as provided in Sections 2.3 and 2.4, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Notes.
2.2    Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by two Officers the (A) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $500,000,000 and (B) Additional Notes for original issue on a date subsequent to the Issue Date. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes or Additional Notes.
2.3    Transfer and Exchange.
(a)    Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:
(x)    to register the transfer of such Definitive Notes; or
(y)    to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:
    (i)    shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and
    (ii)    are accompanied by the following additional information and documents, as applicable:
(A)    if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Note); or
(B)    if such Definitive Notes are being transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Initial Note); or
(C)    if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (i) a certification to that effect (in the form set forth on the reverse side of the Initial Note) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).
(b)    Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly
App. A-2

endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:
    (i)    certification (in the form set forth on the reverse side of the Initial Note) that such Definitive Note is being transferred (A) to a QIB in accordance with Rule 144A or (B) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and
    (ii)    written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Notes are then outstanding and the Global Note has not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Note in the appropriate principal amount.
(c)    Transfer and Exchange of Global Notes.
    (i)    The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream.
    (ii)    If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.
App. A-3

    (iii)    Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
    (iv)    In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.
(d)    Restrictions on Transfer of Regulation S Global Note.
    (i)    Prior to the expiration of the Restricted Period, interests in the Regulation S Global Note may only be held through Euroclear or Clearstream. During the Restricted Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (A) to the Company, (B) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (C) in an offshore transaction in accordance with Regulation S, (D) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act or (E) pursuant to an effective registration statement under the Securities Act, in each case, in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Rule 144A Global Note shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Note to the effect that such transfer is being made to a person whom the transferor reasonably believes is a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A. Such written certification shall no longer be required after the expiration of the Restricted Period.
    (ii)    Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of this Indenture.
(e)    Legend.
    (i)    Except as permitted by paragraphs (ii), (iii) or (iv) of this Section 2.3(e), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):
    THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED
App. A-4

HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.
    BY ITS ACQUISITION OF THIS NOTE, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) THE HOLDER IS NOT ACQUIRING OR HOLDING SUCH NOTES (OR ANY INTEREST THEREIN) WITH THE ASSETS OF (A) AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (B) A PLAN SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (C) ANY ENTITY DEEMED UNDER ERISA TO HOLD “PLAN ASSETS” OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY, OR (D) A GOVERNMENTAL PLAN, CHURCH PLAN OR NON-U.S. PLAN SUBJECT TO PROVISIONS UNDER ANY U.S. OR NON-U.S. FEDERAL, STATE, LOCAL OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE (“SIMILAR LAWS”), OR (2) THE ACQUISITION, HOLDING AND DISPOSITION OF THE NOTES WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION
App. A-5

UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.
    (ii)    Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder hereto to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).
    (iii)    Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note (or Additional Note) acquired pursuant to Regulation S, all requirements that such Initial Note (or such Additional Note) bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note (or such Additional Note) be issued in global form shall continue to apply.
    (iv)    In addition, after one year after the last date of initial issuance of the Notes the Company may cause the Restricted Notes Legend to be removed upon delivery of an Opinion of Counsel that such legend may be removed in compliance with U.S. securities laws.
(f)    Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.
(g)    Obligations with Respect to Transfers and Exchanges of Notes.
    (i)    the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.
    (ii)    No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.06, 4.08 and 9.05 of this Indenture).
    (iii)    Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.
    (iv)    The Company shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in
App. A-6

part, the portion thereof not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed.
    (v)    All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Note surrendered upon such transfer or exchange.
(h)    No Obligation of the Trustee.
    (i)    The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.
    (ii)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
2.4    Definitive Notes.
(a)    A Global Note deposited with the Depositary or with the Trustee as Notes Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture.
(b)    Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any certificated Initial Note or
App. A-7

Additional Note not originally issued and sold pursuant to an effective registration statement under the Securities Act in the form of a Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(e), bear the Restricted Notes Legend.
(c)    Subject to the provisions of Section 2.4(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
(d)    In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

App. A-8